EXHIBIT 10.8


                                 AGREEMENT



                                  between



                        EL DORADO CHEMICAL COMPANY

                                    and

           OIL, CHEMICAL AND ATOMIC WORKERS INTERNATIONAL UNION
                            AND ITS LOCAL 5-434



                         Effective: August 5, 1995





                        EL DORADO CHEMICAL COMPANY
                            El Dorado, Arkansas
                             TABLE OF CONTENTS


PREAMBLE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE I      TERM OF AGREEMENT . . . . . . . . . . . . . . . . . . . .  1

ARTICLE II          MANAGEMENT RIGHTS CLAUSE . . . . . . . . . . . . . .  1

ARTICLE III         RIGHT TO ARBITRATE . . . . . . . . . . . . . . . . .  2

ARTICLE IV          GRIEVANCE PROCEDURE AND ARBITRATION. . . . . . . . .  2

               Section 1 . . . . . . . . . . . . . . . . . . . . . . . .  2
               Section 2 . . . . . . . . . . . . . . . . . . . . . . . .  4
               Section 3 . . . . . . . . . . . . . . . . . . . . . . . .  4

ARTICLE V      CLASSIFICATION CHANGES. . . . . . . . . . . . . . . . . .  4

               Section 1 . . . . . . . . . . . . . . . . . . . . . . . .  4
               Section 2 . . . . . . . . . . . . . . . . . . . . . . . .  4
               Section 3 . . . . . . . . . . . . . . . . . . . . . . . .  5
               Section 4 . . . . . . . . . . . . . . . . . . . . . . . .  5
               Section 5 . . . . . . . . . . . . . . . . . . . . . . . .  6

ARTICLE VI          HOURS OF WORK. . . . . . . . . . . . . . . . . . . .  6

               Section 1 . . . . . . . . . . . . . . . . . . . . . . . .  6
               Section 2 . . . . . . . . . . . . . . . . . . . . . . . .  6
               Section 3 . . . . . . . . . . . . . . . . . . . . . . . .  6
               Section 4 . . . . . . . . . . . . . . . . . . . . . . . .  7
               Section 5 . . . . . . . . . . . . . . . . . . . . . . . .  7

ARTICLE VII    CALL-OUT OVERTIME AND LOCAL NOTIFICATION. . . . . . . . .  7

               Section 1 . . . . . . . . . . . . . . . . . . . . . . . .  7
               Section 2 . . . . . . . . . . . . . . . . . . . . . . . .  8
               Section 3 . . . . . . . . . . . . . . . . . . . . . . . .  8
               Section 4 . . . . . . . . . . . . . . . . . . . . . . . .  9

ARTICLE VIII   SHIFT MEN - DAY MEN . . . . . . . . . . . . . . . . . . .  9

ARTICLE IX          HOLIDAY DAY. . . . . . . . . . . . . . . . . . . . .  9

ARTICLE X      VACATIONS . . . . . . . . . . . . . . . . . . . . . . . . 10

               Section 1 . . . . . . . . . . . . . . . . . . . . . . . . 10
               Section 2 . . . . . . . . . . . . . . . . . . . . . . . . 10
               Section 3 . . . . . . . . . . . . . . . . . . . . . . . . 11
               Section 4 . . . . . . . . . . . . . . . . . . . . . . . . 11
               Section 5 . . . . . . . . . . . . . . . . . . . . . . . . 11
               Section 6 . . . . . . . . . . . . . . . . . . . . . . . . 12
               Section 7 . . . . . . . . . . . . . . . . . . . . . . . . 12

ARTICLE XI          SENIORITY. . . . . . . . . . . . . . . . . . . . . . 12

               Section 1 Eligibility for Seniority . . . . . . . . . . . 12
               Section 2 Seniority Credits . . . . . . . . . . . . . . . 13
               Section 3 Progression Chart . . . . . . . . . . . . . . . 13
               Section 4 Bargaining Unit and Area Seniority. . . . . . . 13
               Section 5 Vacancies of More than Ninety (90) Days . . . . 14
               Section 6 Vacancy Posting and Bidding Procedure . . . . . 14
               Section 7 Filling Vacancies of Ninety (90) Days or Less . 15
               Section 8 Classifications and Shifts. . . . . . . . . . . 18
               Section 9 Reduction in Forces . . . . . . . . . . . . . . 19
               Section 10     Status of Employees Laid Off . . . . . . . 20
               Section 11     Seniority Lists. . . . . . . . . . . . . . 21
               Section 12     Seniority - Outside Assignments. . . . . . 21
               Section 13     Layoffs and Reemployment . . . . . . . . . 21
               Section 14     New Operations and Existing Operations . . 22
               Section 15     Promotional Requirements . . . . . . . . . 22

ARTICLE XII    PHYSICAL EXAMINATIONS . . . . . . . . . . . . . . . . . . 22

               Section 1 Periodical Examinations . . . . . . . . . . . . 22
               Section 2 . . . . . . . . . . . . . . . . . . . . . . . . 22
               Section 3 . . . . . . . . . . . . . . . . . . . . . . . . 22

ARTICLE XIII   AUTHORIZED DEDUCTIONS . . . . . . . . . . . . . . . . . . 23

               Section 1 Union Dues. . . . . . . . . . . . . . . . . . . 23
               Section 2 Political Contributions . . . . . . . . . . . . 23

ARTICLE XIV    DISCHARGE . . . . . . . . . . . . . . . . . . . . . . . . 24

               Section 1 . . . . . . . . . . . . . . . . . . . . . . . . 24
               Section 2 . . . . . . . . . . . . . . . . . . . . . . . . 24
               Section 3 . . . . . . . . . . . . . . . . . . . . . . . . 24

ARTICLE XV     MILITARY LEAVE. . . . . . . . . . . . . . . . . . . . . . 24

               Section 1 Leave of Absence. . . . . . . . . . . . . . . . 24
               Section 2 . . . . . . . . . . . . . . . . . . . . . . . . 24

ARTICLE XVI    BULLETIN BOARDS . . . . . . . . . . . . . . . . . . . . . 24

ARTICLE XVII   SAFETY & HEALTH . . . . . . . . . . . . . . . . . . . . . 25

               Section 1 . . . . . . . . . . . . . . . . . . . . . . . . 25
               Section 2 . . . . . . . . . . . . . . . . . . . . . . . . 25
               Section 3 . . . . . . . . . . . . . . . . . . . . . . . . 25
               Section 4 . . . . . . . . . . . . . . . . . . . . . . . . 25
               Section 5 . . . . . . . . . . . . . . . . . . . . . . . . 26
               Section 6 . . . . . . . . . . . . . . . . . . . . . . . . 26
               Section 7 . . . . . . . . . . . . . . . . . . . . . . . . 26
               Section 8 . . . . . . . . . . . . . . . . . . . . . . . . 26
               Section 9 . . . . . . . . . . . . . . . . . . . . . . . . 26
               Section 10. . . . . . . . . . . . . . . . . . . . . . . . 27

ARTICLE XVIII  WORKMEN'S COMMITTEE CONFERENCES . . . . . . . . . . . . . 27

ARTICLE XIX    SEVERANCE PAY . . . . . . . . . . . . . . . . . . . . . . 27

ARTICLE XX     CONTRACT WORK . . . . . . . . . . . . . . . . . . . . . . 28

ARTICLE XXI    DISCRIMINATION. . . . . . . . . . . . . . . . . . . . . . 28

ARTICLE XXII   LEAVE OF ABSENCE. . . . . . . . . . . . . . . . . . . . . 28

               Section 1 Personal Business . . . . . . . . . . . . . . . 28
               Section 2 Union Business. . . . . . . . . . . . . . . . . 28
               Section 3 Sickness or Accident. . . . . . . . . . . . . . 29

ARTICLE XXIII  JURY DUTY . . . . . . . . . . . . . . . . . . . . . . . . 30

ARTICLE XXIV   WAGE RATES AND CLASSIFICATIONS. . . . . . . . . . . . . . 30

ARTICLE XXV    VALIDITY. . . . . . . . . . . . . . . . . . . . . . . . . 30

ARTICLE XXVI   NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . 31

ARTICLE XXVII  FUNERAL LEAVE . . . . . . . . . . . . . . . . . . . . . . 31

ARTICLE XXVIII SICKNESS BENEFITS . . . . . . . . . . . . . . . . . . . . 32

               Group Insurance and Pension . . . . . . . . . . . . . . . 32

ARTICLE XXIX   NO LOCKOUT - NO STRIKE. . . . . . . . . . . . . . . . . . 32

ARTICLE XXX    RETIREMENT AGE. . . . . . . . . . . . . . . . . . . . . . 32

EXHIBIT "A"    OPERATING DEPARTMENT PROGRESSION CHART. . . . . . . . . . 34

EXHIBIT "B"    WAGE RATES AND CLASSIFICATIONS. . . . . . . . . . . . . . 34

               SHIFT DIFFERENTIAL. . . . . . . . . . . . . . . . . . . . 35

               CLOTHING ALLOWANCE. . . . . . . . . . . . . . . . . . . . 35

               EMERGENCY SQUAD PREMIUM . . . . . . . . . . . . . . . . . 35

EXHIBIT "C-2"  5-2 SHIFT SCHEDULE. . . . . . . . . . . . . . . . . . . . 36

EXHIBIT "C-3"  UNIFORM SHIFT SCHEDULE. . . . . . . . . . . . . . . . . . 36

EXHIBIT "D"    CONSOLIDATION POLICY. . . . . . . . . . . . . . . . . . . 37

LETTER OF UNDERSTANDING. . . . . . . . . . . . . . . . . . . . . . . . . 40

EXTRA CREW LETTER OF UNDERSTANDING . . . . . . . . . . . . . . . . . . . 42

AMERICANS WITH DISABILITIES ACT LETTER OF UNDERSTANDING. . . . . . . . . 44

TWELVE HOUR SHIFT LETTER OF UNDERSTANDING. . . . . . . . . . . . . . . . 45

                                 PREAMBLE

     Articles of Agreement between EL DORADO CHEMICAL COMPANY (hereinafter referred to as "Company") and OIL, CHEMICAL, AND ATOMIC WORKERS INTERNATIONAL UNION AND ITS LOCAL 5-434 (hereinafter referred to as "Union"), whom the Company recognizes as the exclusive bargaining agency for all production, chemical, and operating employees included in the bargaining unit at its chemical plant located North of El Dorado, Arkansas, for the purposes of pay, wages, and other conditions of employment. There is excepted from the bar-gaining unit described all Maintenance employees not otherwise described within the Preamble, guards, shipping attendants, janitors and common labor-ers, office and clerical employees, non-working Foremen, and all supervisory employees.

                                 ARTICLE I
                             TERM OF AGREEMENT

     This Agreement shall remain in full force and effect for a period beginning at 12:01 a.m. August 5, 1995, and ending at 12:00 Midnight, July 31, 1998. At reasonable times after June 1, 1998, the parties will meet for the purpose of negotiating a new contract to be effective for the period commenc-ing after 12:00 Midnight, July 31, 1998.

                                ARTICLE II
                         MANAGEMENT RIGHTS CLAUSE

     The Union expressly recognizes that the Company has the exclusive responsibility for and authority over (whether or not the same was exercised heretofore) the management, operation and maintenance of its facilities and, in furtherance thereof, has, subject to the terms of this Agreement, the right to determine policy affecting the selection, hiring, and training of employ-ees; to direct the work force and to schedule work; to institute and enforce reasonable rules of conduct, to assure discipline, and efficient operation; to determine what work is to be done, what is to be produced and by what means; to determine the quality and quantity of workmanship; to determine the size and composition of the work force; to determine the allocation and assignment of work to employees; to determine the location of business, including the establishment of new locations or departments, divisions, or subdivisions thereof; to arrange for work to be done by other companies or other divisions of the Company; to alter, combine, or eliminate any classification, operation, service or department; to sell, merge, or discontinue the business or any phase thereof; provided, however, in the exercise of these prerogatives, none of the specific provisions of the Agreement shall be abridged.

     The Company will not use the vehicle of subcontracting for the sole purpose of laying off employees or reducing the number of hours available to them.

                                ARTICLE III
                            RIGHT TO ARBITRATE

     All grievances and disputes as to classifications, hours of work, and other working conditions, arising between the Company and the employees shall be governed in manner of settlement by the terms of this Agreement. Whenever any grievance or dispute arises which cannot be otherwise adjusted, the parties hereto agree that the same shall be decided in the manner provided for in Article IV. Only a matter concerning the interpretation or application of a provision of this Agreement shall be the subject of arbitration.

                                ARTICLE IV
                    GRIEVANCE PROCEDURE AND ARBITRATION

Section 1.

     Grievances shall be limited to matters concerning the provisions of the Agreement. A "grievance," as that term is used in this contract, means a claim by an employee, or the Union, that a term of this contract has been violated. All time limits in the first, second, third, and fourth steps listed below shall be to "working days" which shall be interpreted to include only Monday through Friday, but shall not include holidays. Time limits specified herein may be extended by mutual written agreement of the parties in unusual cases.

                                First Step

     The aggrieved employee, and/or his Steward, shall verbally discuss the grievance with his foreman and/or supervisor. If the foreman and/or supervisor's verbal reply is not satisfactory, the employee and/or his Steward shall submit the grievance in writing to his foreman or supervisor. No grievance shall be considered unless it is filed within fifteen (15) days after the occurrence of the event complained of. The supervisor to whom the grievance is submitted in writing shall provide his written reply within fifteen (15) days after receipt of the grievance.

     Within five (5) days after the receipt of the written decision of the supervisor, the Steward shall notify the supervisor as to whether his decision is satisfactory.

                                Second Step

     If the written decision of the supervisor is not satisfactory, the Chief Steward shall submit the grievance in writing, within ten (10) days, to the head of the department in which the grievance arose. He shall give his reply in writing within fifteen (15) days after receipt of the grievance.

     Within five (5) days after the receipt of the written decision of the department head, the Chief Steward shall notify the department head as to whether the decision is satisfactory.

                                Third Step

     If the decision of the appropriate department head is not satisfactory, it shall be submitted in writing, within ten (10) days, to the Plant Manager, who shall then have ten (10) days after receipt of the grievance in which to render his decision.

     Within ten (10) days after receipt of the written decision of the Plant Manager, the Workmen's Committee shall notify the Plant Manager, in writing, as to whether his decision is satisfactory.

                                Fourth Step

     If the procedure is not adjusted satisfactorily through the procedure hereinbefore mentioned, the matter may be referred to an arbitrator. If the Union desires to submit such grievance to an impartial arbitrator (providing the grievance is one which does not involve matters on which arbitration is specifically prohibited under the terms of this Agreement, and which the Company and the Union have mutually agreed to submit to arbitration) it must notify the other party of that fact, in writing, within thirty (30) days after the date the Plant Manager, or other duly authorized representative, advised the Workmen's Committee of his decision.

     The Union and the Company shall make written application to the Federal Mediation and Conciliation Service requesting a seven-name arbitrator panel from which the parties shall select an arbitrator. The parties shall alter-nately each strike three names, one at a time. After striking, the remaining name shall act as Arbitrator. It is understood that, starting with the first arbitration case following the date of the execution of this Agreement, the Union shall strike the first name. In the next case, the first name stricken will be by the Company and, alternately, the Union and the Company thereafter. Both the Company and the Union shall have the right to reject two panels submitted by the Federal Mediation and Conciliation Service.

     When the Arbitrator has been selected, he shall meet for the consider-ation of the grievance as soon thereafter as is practical. Any such meeting of an Arbitrator shall be held in El Dorado, Arkansas, unless the parties unanimously decide otherwise.

     Any such Arbitrator shall decide only the grievance submitted to him upon testimony presented to him by the Union and the Company, and shall render his decision in writing.

     Except as otherwise specifically provided in this Agreement, the Arbi-trator shall have no power to change the wages, hours, or conditions of employment set forth in this Agreement; he shall have no power to add to, subtract from, or modify any of the terms of this Agreement; he shall deal only with the grievance which occasioned his appointment. He will require that the Union has the burden of establishing its position on behalf of the employee, except in a discipline and/or discharge case when the burden will be on management.

     The parties hereto shall comply fully with the award or decision made by any such Arbitrator, and the decision of the Arbitrator will be final and binding on both parties.

     The expense of the Arbitrator shall be paid equally by the Company and the Union.

Section 2.

     No provision of this Article IV, or of any other Article of this Agree-ment, shall deprive any employee covered by the terms of this Agreement of any rights to which he may be entitled under Section 9(a) of the Labor Management Relations Act of 1947, or any other Statute of the United States.

Section 3.

     In the event a grievance arises over a discharge or layoff, the first and second steps of the grievance procedure may be bypassed.

                                 ARTICLE V
                          CLASSIFICATION CHANGES

Section 1.

     An employee who is temporarily required to perform (for more than one
(1) hour) work of a classification which has a higher rate of pay than the rate of pay for the classification to which the employee is regularly as-signed, shall be paid at the rate of the higher classification in which he is working so long as, and only as long as, he is required continuously to perform work of the higher classification. The payment of the higher rate for one (1) hour or more will be retroactive to the start of the time when that employee began to work in the higher classification.

Section 2.

     Subject to the provision of Article XI, Section 10, when an employee is transferred to a classification paying a smaller wage rate than the classifi-cation from which he was transferred, he shall receive the rate of pay of the new classification at the end of ninety (90) calendar days.

     If an employee is shifted to any classification paying a smaller wage rate than his regularly assigned classification due to the temporary shutdown of equipment, no reduction in rate shall be made during the first ninety (90) calendar days.

     If an employee is transferred to a lower classification due to the exercise of seniority provisions of this Agreement, he shall receive the rate of his new classification on the date of transfer.

Section 3.

     An employee who is to be laid off, due to reduction in the work force shall be given two (2) weeks' notice of the date of the layoff. In the absence of such notice, the employee shall be given two (2) weeks' pay at his rate at the time of his layoff. It is provided, however, if an employee is temporarily laid off and is reemployed within less than two (2) weeks of the date on which he was temporarily laid off, he shall be paid only a sum equal to the number of hours he would have worked during the period of the layoff on his regular schedule, multiplied by the hourly wage rate which he was earning at the time he was laid off.

     Neither notice nor pay in lieu of notice referred to in this Section 3 shall be required with respect to a temporary layoff which is due to a reduc-tion in forces caused by fire, storm, explosion, Act of God, production emergency due to manpower shortage, or by a strike of any employees of the Company at the Chemical Plant (which employees are in another bargaining unit), or by a strike of any employees of any other employer.

Section 4.

     All work peculiar to any classification shall normally be done by employees regularly assigned to that classification except in cases of emer-gency. An employee called out or assigned to fill that vacancy will be considered regularly assigned to that classification. However, operating personnel in operating areas may perform any other duties and routine process control analyses related to the operation of the Unit. No arbitrary changes in present classifications or duties thereof will be made with the purpose or result of reducing the pay of any classification. Any man who has available time over and above his normal duties shall assist other employees in his area.

     When an employee's area duties are down and there is to be no work for him at all on his shift, he may be assigned to:

     1.   Fill other operating vacancies within his area.

     2.   Assist in maintenance efforts anywhere in the plant.

     3.   Perform yard maintenance work anywhere in the plant.

     4.   Perform minor maintenance in his unit.

     5. Perform any other duties as directed by his supervisor so long as it does not require the performance of an immoral or unsafe act.

     (Under this condition, an employee may be notified to change shifts and, if so notified sixteen (16) hours or more in advance of the beginning of his new shift, will not be entitled to pay in lieu of short notice under Article VII of the current agreement.)

     When an employee's assignment is down only part of the shift, he may be assigned to:

     1.   Assist in maintenance efforts in his unit.

     2.   Perform yard maintenance work in his unit.

     3.   Perform minor maintenance in his unit.

     4. Perform any other duties as directed by his supervisor so long as it does not require the performance of an immoral or unsafe act.

     An Operating Department employee shall perform minor maintenance func-tions while his unit is operating if he has time available over and above his primary operating duties.

Section 5.

     Except in cases of emergency and for training purposes, no foreman, supervisor, or employee not covered by this Agreement shall do any work peculiar to any classification covered by the bargaining unit. However, Maintenance employees may from time to time perform minor operating functions when accompanied by operating personnel. The Company shall use technical employees from time to time to make tests and inspections requiring engineer-ing skill.

                                ARTICLE VI
                               HOURS OF WORK

Section 1.

     The regular hours for work shall be eight (8) hours per day and forty
(40) hours per work week. One and one-half (1-1/2) times the applicable hourly rate will be paid for all work in excess of eight (8) hours in any one day, in excess of eight (8) hours in succession, or forty (40) hours in any one week.

Section 2.

     The work week shall begin at 11:00 p.m. on Sunday and end at 11:00 p.m. the following Sunday. The work day shall begin at 11:00 p.m. and end at 11:00 p.m.

Section 3.

     The work schedule and shift schedules which are presently in effect and which are made a part of this contract as Exhibit "C" shall remain in full force and effect for the terms of this Agreement. Regular hours of work for laboratory personnel shall be 8:00 a.m. to 4:30 p.m.

     Hours of work may be changed to 7:00 a.m. to 3:00 p.m. as dictated by the needs of the production or production accounting departments and will not be considered a change in shift. Laboratory personnel may be assigned to work other shifts periodically as necessary to meet the needs of the production department.

Section 4.

     The payment of additional compensation for any hours worked in excess of eight (8) hours in any one day, or forty (40) hours in any one work week, shall be in satisfaction of the obligation of the Company under this Agree-ment. There shall be no duplicate payment for daily overtime and weekly overtime. If daily overtime is greater in any one work week, only daily overtime shall be paid, or if weekly overtime is greater in any one work week, only weekly overtime shall be paid.

Section 5.

     Notwithstanding any other provision of this Agreement to the contrary, no employee, except in case of emergency, shall be allowed or required to work more than sixteen (16) consecutive hours.

                                ARTICLE VII
                 CALL-OUT OVERTIME AND LOCAL NOTIFICATION

     Overtime shall initially be distributed, as equitably as practicable, to employees regularly assigned within the area where the overtime is required. The Company may then offer such work to employees in other areas who are qualified.

Section 1.

     Work that is required beyond the end of the shift (or end of the day) that is expected to be four (4) hours or less in duration will be performed by a holdover, whereby the overtime will be offered to the employees on duty who are qualified for the work in the order that their names appear on the respec-tive area call-out list. If the work will exceed four (4) hours, Company shall have the option of holding an employee over four (4) hours and calling a qualified oncoming employee in four (4) hours early to complete the overtime, or calling an employee out from the appropriate call-out list.

     An employee held over for as much as one (1) hour in a case in which his relief is not late, shall be paid a minimum of four (4) hours at straight time at his regular rate even though the full four (4) hours may not be worked. However, in the case of a holdover due to a Company meeting, individuals will be paid time and one-half (1-1/2) for hours worked.

     An employee called for work outside his regular schedule shall be paid a minimum of four (4) hours at time and one-half (1-1/2) his regular rate even though the full four (4) hours may not be worked or he does not work at all.

     An employee called out for work outside his regular hours will not be deprived of completing his daily schedule of hours on account of the extra hours worked on such call-out. An employee called out for work who works continuously until the beginning of his regular hours of work and continues to work the regular hours of his scheduled work shall not be considered to have had a change in shift within the meaning of Section 3 of this Article VII. Notwithstanding the fact that an employee has been called out for work, such employee shall be required to perform his regular work schedule during the remainder of the work week in which such call-out occurs unless excused by the Company.

     In the event overtime distribution and/or call-out procedures do not provide the Company with sufficient qualified personnel to perform the over-time work, the Company shall have the right to assign qualified personnel, or at its option, assign the work to a salaried employee.

Section 2.

     If an employee reports to work on time as scheduled, he shall be given the opportunity of working a full 8-hour shift. If an employee reports to work late for a scheduled work day and arrangements have been made to have an employee work overtime in his place, the Company shall allow the employee who reported to work late to work the remainder of his regular schedule, and the employee who is working overtime due to such employee being late will be relieved of duty.

Section 3.

     No employee shall lose any time from his normally scheduled 40-hour week occasioned by any shift change. However, any employee who is working extra to complete his forty (40) hours per week may be used for filling vacancies in his area in accordance with his seniority. The Company further agrees that each employee shall receive twenty-four (24) hours' notice prior to any change in his shift, or in lieu thereof, the employee shall receive time and one-half (1-1/2) for the first shift worked; however, no such extra pay shall be paid when an employee's shift is changed incident to his promotion to a higher vacancy or when he is returned to his regular assignment from an advancement. However, if an employee's assignment is temporarily shut down and, as a result, there is no work for him on his regular assignment, he may be so notified and reassigned to fill other operating vacancies on another shift or to work with Maintenance on another shift. If the employee is so notified sixteen (16) hours or more in advance of the beginning of his new shift, he will not be entitled to pay in lieu of short notice for shift change.

     If an Operator Trainee (in order to complete his forty (40) hours per week) must work outside the regularly scheduled hours of a day employee, he will be assigned to work extra and may be used as a relief man for filling vacancies in the operating area in which he last worked in accordance with his seniority.

Section 4.

     If an employee is instructed to work and does work continuously for as much as two (2) hours before or beyond his regular shift or schedule, he shall be paid a sum equivalent to thirty (30) minutes at straight-time pay in lieu of meal time.

                               ARTICLE VIII
                            SHIFT MEN - DAY MEN

     The term "shift employee" as used herein shall be deemed to mean one who is employed for specific periods in the course of continuous operations regularly carried on during two (2) or more shifts per day, five (5) or more days a week; each other employee is a "day employee."

                                ARTICLE IX
                                HOLIDAY DAY

     Each of the following days is a holiday:

                              New Year's Day
                                Good Friday
                               Memorial Day
                                July Fourth
                                 Labor Day
                               Columbus Day
                             Thanksgiving Day
                          Day after Thanksgiving
                               Christmas Eve
                               Christmas Day

     Each of the above-mentioned holidays shall be deemed to begin at 11:00 p.m. on the day immediately preceding the holiday and end at 11:00 p.m. on the holiday, except when the holiday falls on Sunday, in which case those employ-ees who are working a 6-day week will observe the holiday on the following Monday.

     Each employee who works on a holiday will be paid eight (8) hours' holiday pay at his straight time rate and, in addition, will be paid one and one-half (1-1/2) times his straight time rate for each hour worked on the holiday.

     Each employee covered by this Agreement who does not work on a particu-lar holiday shall be paid, with respect to that holiday, a sum equal to his regular straight time for eight (8) hours worked, provided that no such payment shall be made to an employee, with respect to a holiday, if such employee (a) is scheduled to work on that holiday and, without permission of the Company, fails to report for work; or (b) is on leave of absence; or (c) is on layoff; or (d) is on sick leave and has not worked or does not work at any time during the 2-week pay period in which the holiday occurs.

     Holiday Pay -- Employee will be off on a holiday if so notified that his services are not needed. Employees who fail to receive proper notification will receive time and one-half (1-1/2) for the first shift worked after the said holiday. Proper notification will be twenty-four (24) hours. Such notification shall not be required in the event of unit or equipment mechani-cal failure, fire, storm, explosion, or Act of God.

     Employees will have the option, by seniority, to elect to work or leave if less than all can be excused.

     Day Employees -- assigned to the Operating areas -- who normally work Monday through Friday, shall observe a holiday falling on Saturday the preced-ing Friday, and a holiday falling on Sunday the following Monday, and not report for work unless notified. However, the Christmas Eve holiday shall be observed on the last scheduled work day prior to Christmas Day holiday.

                                 ARTICLE X
                                 VACATIONS

Section 1.

     Normal vacation accruals will be computed in accordance with the follow-ing provisions:

     (a) Two weeks (80 hours) after having accrued one (1) year's Company seniority.

     (b) Three weeks (120 hours) during the calendar year after having accrued six (6) or more years' Company seniority.

     In computing length of service for vacations, time spent working at the El Dorado Plant will be used.

Section 2.

     Those employees who had previously accrued or who will accrue, during the term of this Agreement, twelve (12) years or more Company seniority shall be entitled to a vacation accrual of four weeks (160 hours). Thereafter, and for all other employees, the maximum vacation accrual shall be as provided in
Section 1.

Section 3.

     Each employee must take his vacation during the calendar year in which it falls due. However, when an employee is absent from work due to authorized occupational injury or illness or personal sick leave and has not returned to work by December 31, he may, at the Company's option, be permitted to take his vacation or receive vacation pay between January 1 and April 1 of the follow-ing year. An employee may elect to split his vacation in 40-hour periods, or he may take all his vacation in one period. However, an employee that works the Uniform shift schedule (Exhibit "C-3") may elect to schedule his vacation in either 40-hour periods or 56-hour periods, or a combination of the two.
Any remaining vacation of less than forty (40) hours must be scheduled in a single period.

Section 4.

     Vacation schedules must be prepared and submitted to the department head
by March 1, if possible.   Scheduling of vacations will begin immediately
after November 1 each year and no employee shall be allowed more than forty-eight (48) hours after being contacted by his Foreman or supervisor in which to select his vacation date. Vacation preferences will be determined within an area by bargaining unit seniority. Employees who have not indicated their preference of vacation dates at the end of this 48-hour period will be as-signed vacation dates by their supervisors. No employee may change his vacation dates after the schedule has been prepared except with his supervisor's permission. Vacations taken before March 1 will be on a first come basis.

     An employee will not be eligible for overtime or call-out after 11:00 p.m. of his last scheduled work day prior to the start of his vacation and until his first scheduled shift to return to work following completion of his vacation.

     If any employee is not permitted to take his vacation in the calendar year in which it is due because the Company finds it not convenient to excuse him from work, such employee shall be paid a sum equal to the sum to which he would have been entitled if he had taken his vacation within the period of time immediately preceding the end of the year which period is equal to his vacation period. No more than five (5) employees from the Operating Depart-ment and one (1) Laboratory may be on vacation at one time.

Section 5.

     If an employee so requests at least five (5) days prior to the beginning vacation, the Company shall, prior to his beginning vacation, pay him in advance for all vacation being taken, in 5-day increments only.

Section 6.

     An employee who (a) resigns, (b) retires, (c) is laid off as part of a reduction in forces, (d) is discharged for cause, or (e) is granted a military leave under the provisions of Article XV, at a time when he has earned vaca-tion to that date but has not taken or previously received pay in lieu of, shall be paid in lieu of any vacation he has earned to that date but has not taken nor previously received pay in lieu of.

     Computation of vacation under this section will be earned at the rate of one-twelfth (1/12th) for each month from employee's anniversary date. Sixteen
(16) or more calendar days of employment in any calendar month will be consid-ered a full month in computing vacation accruals.

Section 7.

     Vacation pay shall be based upon the straight time rate of an employee's regular classification at the beginning of the vacation and will be taken in accordance with his established work schedule. If a holiday, as defined in
Article IX, occurs during an employee's vacation period, the employee will receive pay for said holiday as defined in Article IX.

     In the event of the death of an employee who (as of the last day on which that employee worked) had earned but not taken a vacation, a sum of money, in lieu of such vacation, computed on the basis herein stated, shall be paid to the executor or administrator, to the surviving spouse of that employ-ee or, if there is no such representative or surviving spouse, to the next of kin of such employee.

                                ARTICLE XI
                                 SENIORITY

     Subject to Article XI, Section 15, seniority shall be adhered to in vacancies within an area, shifts, and layoffs as outlined below in this
Article XI, other than discharge for cause. It is understood the Company shall have the right to retain sufficient numbers of qualified personnel in such event and may assign personnel to particular shifts when required tempo-rarily for training.

Section 1.  Eligibility for Seniority.

     An employee shall be first entitled to seniority when he has been continuously employed for 180 days within the bargaining unit, his seniority dating from the date of the beginning of such employment.

     The Company shall have the right to layoff or discharge, without cause, any employee who has not worked in the bargaining unit a sufficient length of time to be entitled to seniority, and such action on the part of the Company shall not be the subject of a grievance on the part of the Union or the employee involved under any provision of this Agreement.

Section 2.  Seniority Credits.

     In applying the seniority provisions of this Agreement, each employee shall be credited with the seniority, if any, to which he is entitled as shown on the records of the Company at the time of execution of this Agreement.

Section 3.  Progression Chart.

     Attached hereto as Exhibit "A" and made a part hereof is a Progression Chart showing all classifications in the various areas of the Operating Department. Only those employees covered by the terms of this Agreement and included in the bargaining unit shall be entitled to exercise their seniority in their respective areas.

Section 4.  Bargaining Unit and Area Seniority.

     (a) Subject to the provisions of Section 1 of this Article XI, bargaining unit seniority shall be cumulative and shall be continuous from the date on which the employee enters the bargaining unit as shown on Exhibit "A" attached hereto.

     (b) Subject to the provisions of Section 1 of this Article, area seniority shall be cumulative and shall be continuous from the date on which the employee enters any particular area by bidding or by assignment to a vacancy of more than ninety (90) days. In the event that two (2) or more employees have the same area seniority date, area seniority will be determined by bargaining unit seniority.

     (c) In the event an employee is permanently assigned to an area by reasons of (i) shutdown, (ii) reduction in force in an area, (iii) the return of an employee to that area after an absence in excess of ninety (90) days, or
(iv) the application of Section 9 of this Article, he shall continue to be considered a part of the area from which he was so transferred until he has failed to accept a vacancy in the area from which he was so transferred.

     The last employee to enter an area shall be the first employee reduced from an area upon the termination of an authorized leave in the area. All other reductions from the area will be made by area seniority.

     (d) If an employee in any area elects to bid to another area of the Operating Department and is the successful bidder, upon his transfer, he shall then lose his accrued seniority in the area from which he bid. Should he fail to qualify in the area to which he transferred, he will be transferred to Operator Trainee position and will lose any seniority he has accrued in the area where he failed to qualify.

Section 5.  Vacancies of More Than Ninety (90) Days.

     (1) Pursuant to Section 15 of this Article, when a vacancy of more than ninety (90) days occurs in any area, the vacancy will be filled by the bidding procedure.

     (2) Pursuant to Section 7(1)(a) of this Article, if there are employ-ees not in the area who have retained seniority in the area in which the vacancy occurs, the employee with the most retained seniority shall be as-signed without bidding, to the vacancy or forfeit his seniority in the area.

     (3) Area seniority shall be adhered to in all shift vacancies of more than ninety (90) days within an area.

Section 6.  Vacancy Posting and Bidding Procedure.

     (a) The Company shall post promptly and keep posted on the appropriate bulletin board for ten (10) days the notice of any vacancy. It shall be the duty of any employee who feels himself entitled to such vacancy, based on his seniority, to file his signed bid in the manner hereinafter stated.

     (b) In order to be considered valid, a bid must be signed, dated, and the original must be deposited in a locked box marked "OCAW Bids for Company," and the duplicate must be deposited in a locked box marked "OCAW Workmen's Committee." Each of said boxes will be provided at or near the main entrance gate.

     (c) Immediately upon expiration of the posting period of ten (10) days, the names of all bidders will be posted on the bulletin board for a period of five (5) days. Within this 5-day period, each bidder who still wants the vacancy must sign an acceptance notice to this effect and deposit in the box marked "OCAW Bids for Company" and place a copy of the notice in the "OCAW Workmen's Committee" box at the clock house. However, if an employee is going to be off from work for the duration of this 5-day period, he may leave his acceptance notice with the personnel department.

     (d) At the end of this 5-day period, the employee with the most bargaining unit seniority who has turned in an acceptance notice will be assigned the vacancy, and he will be transferred to the new vacancy as soon as possible. The successful bidder's seniority in the area to which he is transferred will start on the sixteenth (16th) day after the vacancy was originally posted. An employee accepting a promotion by either the area realignment or the bidding procedure to a vacancy with a higher rate of pay will not receive the higher rate of pay until qualified for the vacancy.

     In cases where more than one (1) vacancy is posted, a bidder must indicate his order of preference on all vacancies he is willing to accept when he turns in his acceptance notice.

     (e) In the event no one wishes to accept the posted vacancy, Company may elect to employ a qualified operator or to assign an Operator Trainee to the vacancy.

     (f) Notwithstanding any other provisions of this Section 6, it is agreed that the Company shall have the right at any time during said 10-day posting mentioned above, to withdraw that posting in the event the Company decides that such vacancy need not be filled. The provisions of this para-graph will not apply to filling normal vacancies.

Section 7.  Filling Vacancies of Ninety (90) Days or Less.

     (1) Pursuant to Section 15 of Article XI, when a vacancy exists for a period up to and including ninety (90) days, it shall be filled by promoting the senior employee of the next lower classification who is working the same shift in the area in which the vacancy occurs. If no Operator Trainee, with retained area seniority, is available, this lowest vacancy will be filled on an assignment basis by an Operator Trainee assigned to that area with the most bargaining unit seniority who is available and qualified to perform the work.

     In the event the vacancy(ies) cannot be filled by this procedure, the vacancy(ies) will be filled by overtime procedures and will normally be the vacancy which existed in the area before any reassignment.

     (a) However, if an employee is removed from the active payroll, the vacancy caused by this action will be filled according to Section 5 of this Article on the first (1st) day after this action.

     (2) In the event an Operator Trainee is not available and overtime is required, the following procedure will be used:

     (a)(i) When overtime is required other than holdover or early call-in overtime, set forth in Section 1 of Article VII, call-outs will be made from the appropriate call-out list. Overtime call-outs may start up to forty-eight
(48) hours in advance of the actual time required. Call-out lists will be maintained for Operator Trainees, Area II, Area III, Area IV, Emergency Squad, and a Master List. Call-outs will be made starting at the top of the list for the area where the overtime is required and proceeding to the bottom, calling those individuals possessing the necessary qualifications for the work.

     In the event there will be a vacancy as the result of vacation or other scheduled absence, Company may assign qualified employees to cover such absences up to seven (7) days in advance of such need. Company may also utilize hold-over and call-in, or fill such vacancy by regular call-out procedures.

     Upon acceptance or rejection of a call-out, the individual's name will be placed at the bottom of the list. If the call-out is canceled, the employ-ee shall be offered makeup overtime without his name moving on the call-out list. Makeup overtime is defined as: Work of the nature encountered in normal operations but not normally done on overtime. At the time the makeup overtime is offered, the employee must accept or reject the makeup overtime. Makeup overtime will be offered for a full 8-hour shift.

     Employees are ineligible for call-outs that interfere with previously arranged call-outs or their normal schedule.

     The master call-out list will consist of a list of names of regularly assigned employees on Area II, Area III, and Area IV call-out lists who desire to work overtime. Employees called on this list will rotate on this list, but will not rotate on the area list their name appears on for any overtime worked on a master call-out. Master list call-outs will terminate when the work is completed.

     (a)(ii) Each call-out will terminate at the end of the shift during which the work on that call-out began. An employee working a call-out, except for filling shift vacancies, will be expected to do the work for which that person was called and other operational work, excluding housekeeping work, in the area that may arise after the individual reports to work, for which that person is qualified. A call-out will end when the work for which the person was called, plus the additional operational work, is completed.

     (a)(iii) Individuals' names will not be moved on the call-out lists for any overtime associated with Safety and Housekeeping Inspection Teams, or Accident Investigation Teams, or Safety Meetings, or Emergency Squad Training, or for overtime set forth in Section 1 of Article VII.

     (a)(iv) Employees who work the Uniform Shift Schedule will have their names moved to the bottom of their respective call-out lists at the beginning of the 7-3 shift of the day which is their sixth (6th) work day in the same work week.

     (a)(v) Operator Trainees may have their names appear on the list in the area where they possess qualifications. For employees with retained area seniority, the call-out list to which their names will be assigned will be the area where they have retained seniority. Upon acceptance or rejection of a call-out, an individual's name will be moved to the bottom of each list where his name appears. An Operator Trainee's name will be moved from one area call-out list to another, at the beginning of the day of transfer of that individual to another area in which the Operator Trainee holds qualifications.

     (a)(vi) Any time an employee's name is entered on an area call-out list, his name will be entered at the bottom of that list.

     (a)(vii) An employee may, for personal reasons, have his name removed from the call-out list(s). At such time as he desires, he may return his name to the bottom of the appropriate call-out list(s). An employee who is off for vacation, sick leave, or leave of absence will not be available for overtime. His name shall be turned over on the call-out list(s). Upon return, he will be available as though he had no opportunity during his absence.

     (a)(viii) The call-out lists will be maintained under the direction of the area supervisors or Foremen, and it will be their responsibility to keep such records as are necessary to administer the call-out procedure and to present the proper information to the shipping attendants for execution. Copies of the daily call-out sheets will be furnished to the Union representa-tives.

     (a)(ix) Any employee who accepts an assignment outside the bargaining unit will have his name placed at the bottom of the appropriate list(s) for the duration of the assignment.

     (a)(x) An employee must have a telephone in his residence or be avail-able at the plant in order to be eligible for a call-out. Only one (1) telephone may be listed for each employee.

     (a)(xi) Employees will not be eligible for overtime in an operating area until they have qualified on a vacancy in that respective area. Upon qualifying on a vacancy in an area, a new employee's name will be placed on the bottom of that area call-out list and the master call-out list.

     If, at the time of each monthly meeting, it is brought to the attention of the Company that an inequity exists between areas in the distribution of overtime, an attempt will be made to equalize overtime.

     When an employee is held over due to negligence in providing relief and proper notice has been given, the employee held over will be paid a minimum of two (2) hours at his straight-time rate.

     The above procedure may be modified by mutual agreement between the Union and the Plant Manager or his designated representative.

     (b)(i) Any employee who has been off duty due to illness, injury, or an unauthorized leave will be required to give his supervisor eight (8) hours' notice of his intention to return to work or secure permission of the Company to return to work earlier.

     (b)(ii) When an employee's shift is changed for any reason so that he will have only eight (8) hours off between shifts, he will not be eligible to double over from the first shift, and he will not be eligible for call-out during the 8-hour interval between shifts.

     (b)(iii) When an employee who is temporarily working in a higher classification, other than his regular classification, accepts the opportunity to work over, his classification will revert to his regular classification.
At the end of his regular shift, said employee who has stayed over onto a shift may exercise his seniority to receive any temporary upgrading that occurs on that shift.

     (b)(iv) When a unit or piece of equipment is temporarily shut down and as a result there is no work for an employee on his regular assignment, such employee may be required to: (a) perform the duties of other assignments within his area, (b) assist in maintenance efforts anywhere in the plant, or
(c) perform minor maintenance in his area. If such employee is absent from work during such temporary shutdown, the Company shall not be required to fill his position.

     (b)(v) Notwithstanding any other provisions of this Section, if notice of an employee's absence is not reported, the employee not receiving relief will be required to work over if relief is not available; however, if said employee does not desire to work over, he may waive this work provided there are other employees on the same shift who desire to work over. The employees in the same classification will be given the opportunity to work over in order of their seniority. If no employee in that classification accepts the oppor-tunity to stay over, the overtime will be offered to the other employees on that shift in accordance with their seniority. In case a relief man is not found within thirty (30) minutes, he may not be used to fill such vacancy. If an Operator Trainee does not report on schedule, this paragraph is not appli-cable.

     An employee not eligible to work over in accordance with (b)(iii) of this Section will be required to work over only until relief can be obtained.

     The same procedure will be applicable to all employees if proper notice is given that an employee will be less than three (3) hours late. Such employee will be relieved when his relief reports.

Section 8.  Classifications and Shifts

     (a) Each employee returning to the service of the Company or an area from an authorized leave without pay or from sick leave, or temporary shutdown of equipment of sixty (60) days or less, shall resume his duties uninterrupted service in the area from which he left on the same lettered shift, or any shift that has become vacant during his absence, and has been filled by a man younger in area seniority. Notwithstanding any other provisions of this contract upon (1) the termination of an authorized leave, or (2) the temporary shutdown of equipment of sixty (60) days or less, each employee who was promoted or changed shifts shall revert to the same classification (area), and the same lettered shift from which he moved, or any shift within his area that has become vacant during the leave or shutdown of equipment and is filled by a younger man in area seniority.

     (b) Any time a new vacancy is established within an area, the employee with the most area seniority shall have the right to this vacancy if he so desires.

     (c) Any new operating facility for products not now being manufactured will be filled by the bidding procedure before being transferred to any area.

     (d) When employees return to an area because equipment is started up after a shutdown of more than sixty (60) days, all shifts within a classifica-tion will be chosen by area seniority.

     (e) Any time that it becomes necessary for an employee to be demoted to a lower classification, other than a demotion caused by the termination of an authorized leave, he shall be given an opportunity to pick his shift within the classification in accordance with his seniority.

     (f) Subject to the provisions of Subsection (e) of this Section 8 of this Article XI, an employee displaced from his shift has been discontinued, shall have the right to displace any other employee in that area in accordance with his area seniority.

     (g) Any shift changes made in accordance with this Section shall be made on Monday following the determination of employees' choices provided that the determinations are made by noon on the preceding Friday and will be made without involving any overtime pay. Determination of employees' choices of shifts must be made within one (1) week after the shift is declared vacant, except as specified above.

Section 9.  Reduction in Forces.

     1. Effective August 1, 1986, employees who are permanently assigned in areas of the Operating Department who may be transferred from their regu-larly assigned classifications and thereby assigned, in accordance with the seniority provisions of the Agreement, to a vacancy with a lower rate of pay, shall continue to receive the higher rate of pay until they have had an opportunity to bid on and are the successful bidder to another vacancy calling for the same or higher rate of pay.

     When there is more than one (1) bidder receiving the frozen rate of pay, all except the youngest employee in seniority shall have the right to refuse the vacancy. An employee who accepts a vacancy in order to protect a frozen rate or his retained seniority shall have the right to return to the vacancy from which he vacated if the vacancy he takes does not last for more than ninety (90) days.

     Any question arising pertaining to safety due to reduced personnel in any area will be subject to Article XVII, Section 2.

     2. Reduction in personnel and reduction in rate can, however, result from the fact that the operation of all or part of the equipment being operat-ed in area is shut down either permanently or temporarily.

     Any layoff will be in accordance with Article XI, Section 13. No employee will be reduced in pay for ninety (90) calendar days because of temporary shutdown.

     3. Bumping Procedure - Employees permanently assigned to an area who are transferred to the Operator Trainee classification due to the shutdown of equipment will be allowed to replace other employees as follows:

     (a) An equivalent number of vacancies permanently filled by employees with least bargaining unit seniority in any classification with less bargain-ing unit seniority, than employees reduced back to the Operator Trainee classification, will be declared vacant. The declaring of vacancies will be made within ninety (90) days after area shutdown and the assignments will be made on the ninety-first (91st) day.

     (b) The vacancies declared vacant by the application of Item (1) above will be filled in accordance with bargaining unit seniority by those employees reduced to the Operator Trainee classification, or by the employees whose assignments were declared vacant.

     (c) Employees reduced to the Operator Trainee classification who bid on and are the successful bidders before vacancies are declared as provided in Item (a) above will not be included in the number of assignments to be de-clared vacant.

     4. Any employee who has replaced another employee under the provi-sions of subsection 9(2) above must return to the area from which he was originally reduced when he has an opportunity to do so on a vacancy of more than ninety (90) days or forfeit his seniority in the area to which he was transferred under subsection 9(2) above and go to the Operator Trainee classi-fication.

     5. The Bumping Procedure, as set forth in this Section, will not apply as a result of consolidation of assignments, automation, or change in shift schedules.

Section 10.  Status of Employees Laid Off.

     The accrued seniority, both bargaining unit and area, of an employee who has been laid off through no fault of his own shall continue to exist as of the date of the layoff for the following periods:

          Length of Service             Period Seniority to Exist

          Less than 180 days            0

          180 Days to 2 Years           Length of Previous Service

          2 Years or More               2 Years

Section 11.  Seniority Lists.

     Seniority lists shall be complied and be kept at all times available to the Workmen's Committee, and the Workmen's Committee shall also have access to daily time reports to verify disputed seniority lists and service records.

Section 12.  Seniority - Outside Assignments.

     Any employee, after having established seniority under the provisions of this Agreement, who is temporarily assigned to another classification by the Company, outside of the bargaining unit, shall continue for not more than ninety (90) working days per calendar year on a cumulative basis to accrue seniority on his regular classification during such period of temporary assignment. If such employee works more than ninety (90) days per calendar year on a cumulative basis, he shall forfeit one (1) day of bargaining unit seniority for each day in excess of ninety (90) days worked outside of the bargaining unit during that calendar year. This paragraph is not applicable to employees who transfer to the Maintenance Department. Such employees forfeit both area seniority and bargaining unit seniority on the date which they transfer to Maintenance.

Section 13.  Layoffs and Reemployment.

     The last employee hired shall be the first employee to be laid off on the basis of bargaining unit seniority. The last employee laid off shall, if he still has seniority, be the first employee rehired (notwithstanding any provisions of Section 9 of this Article).

     An employee who has worked in the bargaining unit sufficiently long to be entitled to seniority in that department, and who was laid off through no fault of his own, has kept his current address on file with the Company and continues to be entitled to seniority under the terms of this contract, shall, subject to the provisions of this Section, be given first opportunity for reemployment.

     If reemployment is available for any such person, the Company shall so notify him by letter (with copy of such letter to the Chairman of Workmen's Committee), addressed to him at his address then on file with the Company. He shall be allowed ten (10) days from the date upon which said letter was mailed, or until he no longer retains his accrued seniority as provided in
Section 10 of this Article XI (whichever is the shorter period), in which to notify the Company in writing of his desire to return to work. In the event he delivers such notice, he shall be allowed ten (10) days from the date of delivery thereof to report for work; provided, however, if the employee involved is, on the date which he would otherwise be required to report for work, totally disabled to work, he shall, on or before that date, deliver to said Company a statement in writing from a licensed physician stating that he is so disabled, in which event the period within which he shall be permitted to return to work shall be extended ninety (90) days.

Section 14.  New Operations and Existing Operations.

     The classification to be established in any new operations and the area in which new operations will be incorporated shall be discussed with the Workmen's Committee not less than thirty (30) days prior to the posting of new vacancies in that area.

Section 15.  Promotional Requirements.

     The minimum qualifications required in order for an employee to be eligible to bid on a classification posted as a vacancy will be the ability to write and to read and comprehend written and verbal operating instructions.

                                ARTICLE XII
                           PHYSICAL EXAMINATIONS

Section 1.  Periodical Examinations.

     The Company may, from time to time, require all employees to have periodical physical examinations by a doctor selected by the Company. Howev-er, as long as an employee is physically fit, such examination shall not be used as a cause for termination. Each employee shall receive his regular rate of pay for all time required for him to be examined at the request of the Company.

Section 2.

     In the case of an employee being absent from work due to illness or physical impairment, he may be required to present a certificate of physical fitness, signed by a licensed physician, before being readmitted to work. This rule, however, shall not limit the right of the Company to require physical examination by a physician in the Company's service in exceptional cases of constantly recurring absence from duty.

Section 3.

     Notwithstanding any of the provisions of Article II or Article IV of this Agreement, in case a dispute arises over the physical fitness of an employee to return to work or continue to work, a board of three (3) physi-cians shall be selected, one by the Company, one by the employee, and one selected by the two so named. The decision of the majority of this board shall be final and binding.

                               ARTICLE XIII
                           AUTHORIZED DEDUCTIONS

1.  Union Dues.

     Upon receipt of a signed authorization by an employee in the form provided herein, requesting deductions from his or her wages of his or her monthly Union dues, the Company agrees to honor such authorization according to its terms during the life of this Agreement. The form of such individual authorization shall be as follows:

     "Until further notice you are hereby requested and authorized to deduct from wages due me and payable on the first regular pay day of each month, the sum equal to my monthly dues as set by Oil, Chemical and Atomic Workers International Union, Local 5-434, for my account on or before the 15th day of the month following the calendar month for which said deductions are made."

     The Financial Secretary of Local Union 5-434 and an International Representative of the Union shall, from time to time, notify the Company in writing the amount of the monthly deduction to be made, from time to time, under this authorization. The Company shall remit to the Union the amount so deducted on or before the 15th day of the calendar month following that for which deductions are made.

2.   Political Contributions

     The Company hereby agrees to honor contribution deduction authorizations from its employees who are Union members in the following form:

     "I hereby authorize the Company to deduct from my pay a yearly specified sum and forward that amount to the Oil, Chemical and Atomic Workers International Union, Local 5-434 Political Commit-tee. This deduction should be made and remitted to the Union on the first regular pay day of February each year. This authoriza-tion is voluntarily made on the specific understanding that the signing of this authorization and the making of payments to the Oil, Chemical and Atomic Workers Political Committee are not conditions of membership in the Union or the employment with the Company and that the OCAW Political Committee will use the money it receives to make political contributions and expenditures in connection with federal, state, and local elections."

     The Union agrees to indemnify the Company for any loss the Company may suffer as the result of this deduction taken by the Company from an employee's pay to be remitted to the Union.

                                ARTICLE XIV
                                 DISCHARGE

Section 1.

     An employee shall not be discharged if physically and mentally capable of continuing his duties on account of any accident unless the accident was caused by negligence, carelessness, or malicious intent of the employee.

Section 2.

     The company shall expect all of its employees to adhere to its rules and regulations.

Section 3.

     The question as to whether a person who is discharged was rightfully discharged shall be a proper subject of arbitration.

     The Company and the Union will share in the expenses of arbitration equally.

                                ARTICLE XV
                              MILITARY LEAVE

Section 1.  Leave of Absence.

     The rights of employees of the Company who enter military service during the term of this Agreement will be governed in all respects by the Military Selective Service Act including amendments.

Section 2.

     An employee, upon return to work from Military Leave, will be allowed to claim any assignment that became vacant during his term of Military Leave to which his area seniority would have entitled him had he not been on Military Leave.

                                ARTICLE XVI
                              BULLETIN BOARDS

     The Company shall maintain a bulletin board to be placed on the property where it may be seen by employees entering and leaving their place of employ-ment.

     Such bulletin board may be used by the Workmen's Committee of the Union for any matters pertaining to its membership provided the material posted shall contain nothing of a political or controversial nature nor reflect upon the Company or any of its employees or products.

     Any notices other than notices of Union meetings, results of elections, sample ballots of Union elections, social events shall be approved in writing by Plant Manager or his representative before posting.

     This bulletin board will be locked with keys, released to the Chairman of the Workmen's Committee, the Chief Steward, the Chairman of El Dorado Chemical Company Group of Local 5-434 of the Union and to the Company.

                               ARTICLE XVII
                              SAFETY & HEALTH

Section 1.

     The Company shall institute and maintain all reasonable precautions for safeguarding the health and safety of its employees, and all employees are expected to cooperate in the implementation thereof. Both the Company and the Workmen's Committee recognize their mutual interest to assist in the preven-tion, correction, and elimination of all unhealthy and unsafe working condi-tions and practices.

Section 2.

     No employee shall be required to perform services that seriously endan-ger his physical safety, and his refusal to do such work shall not warrant or justify discharge. In all such cases, an immediate conference between the Company and Union shall be held to settle the issue in question.

Section 3.

     The Company recognizes the Workmen's Committee to be a Union Health and Safety Committee that will discharge this responsibility at a scheduled session as held under Article XVIII. Discussion of Safety and Health topics will be included in minutes issued from that session. The Health and Safety Committee will have the responsibility of making constructive recommendations for changes to eliminate unhealthy and unsafe conditions and practices. Recommendations of the Health and Safety Committee will not be subject to the Grievance Procedure under Article IV.

Section 4.

     The Company will provide and maintain adequate health and safety equip-ment, monitoring devices, and personnel protective equipment. Additionally, the Company will provide employee training to ensure that employees are knowledgeable in use and maintenance of health and safety equipment and personnel protective equipment.

Section 5.

     The Company will provide appropriate routine medical examinations at its discretion. A report of the medical findings will be made to the affected employee.

Section 6.

     Inspection of all equipment throughout the plant or place of employment shall be continued by the Plant Manager or other persons designated by the Company from time to time. An inspection of any equipment may be secured upon the recommendation of the Workmen's Committee or the workmen employed on such equipment. The Union Workmen's Committee may make written suggestions to the Plant Manager or his representatives as to the elimination of hazards in order to prevent accidents.

Section 7.

     A Safety and Housekeeping Inspection Team will be maintained for purpos-es of making periodic inspections of the plant premises and recommendations to improve Safety and Housekeeping. This team will consist of not more than two
(2) members of this Workmen's Committee, or two (2) other members of the bargaining unit, and other persons outside the bargaining unit as designated by the Company. Those members of the bargaining unit who serve on the team will be excused from work, with pay, on the day of the inspection, and the vacancy created will be filled in accordance with Article XI, Section 8.

Section 8.

     Two (2) "at-large" employees will be selected by the Company to partici-pate in the Manufacturing Department Safety Planning Committee. The term of service will normally be one (1) year for these employees. The Company will maintain a list of those employees agreeing to serve.

Section 9.

     One (1) "at-large" employee from the area in which the accident oc-curred, selected by the Company, will be asked to serve on formal Accident Investigation Teams as formed. The Company will maintain a list of those employees agreeing to serve.

Section 10.

     The Company may, at its discretion, maintain a plant Emergency Squad for preserving the well-being of both employees and the physical facilities within the plant. The Company may assign employees to the Emergency Squad by classi-fication and classification qualification.

     The Emergency Squad shall be trained in first aid, personal rescue, fire fighting and other emergency training under the overall direction of the plant Safety Supervisor. Other selected personnel will be expected to attend training sessions to complement the makeup of the Emergency Squad, emergency equipment, and substitute as Emergency Squad Leader.

     The Emergency Squad will be called in the event of an emergency, consis-tent with the Plant Emergency Plan, and shall be considered the primary crew to perform the duties and direct the operation during the emergency. However, should the need arise, other available employees, including salaried employ-ees, may assist the Emergency Squad. If a need arises during an emergency, the Emergency Squad Leader may, at his discretion, call out additional Emer-gency Squad members.

     The Company will maintain relationships with local emergency service groups so that, if available and if required, these groups may assist the Plant Emergency Squad.

                               ARTICLE XVIII
                      WORKMEN'S COMMITTEE CONFERENCES

     Workmen's Committee, composed of five (5) members from the employee work force, and management representatives, shall hold regular meetings on a bimonthly basis. It shall be the responsibility of both parties to submit a written agenda of each subject it wishes to discuss no less than forty-eight
(48) hours before the day of any such meeting. In the event the aforemen-tioned day occurs on a holiday, the day preceding the holiday shall be the day of the meeting. This date may be changed by mutual agreement.

     The members of the Workmen's Committee, when scheduled to work the graveyard shift on the day after any such regular meeting, will be excused from work on that graveyard shift with pay.

                                ARTICLE XIX
                               SEVERANCE PAY

     Any employee covered by the terms of this Agreement whose services are terminated through no fault of his own shall be granted severance pay after one (1) year of continuous service of one (1) week's pay, equivalent to forty
(40) hours' straight-time pay at his regular rate; after two (2) years' service, two (2) weeks' pay equivalent to eighty (80) hours straight-time pay at his regular hourly rate.

     If the services of an employee who has been continuously employed by the Company for one (1) year or longer is terminated through no fault of his own, and he has not been notified by the Company (by notice given at least two (2) weeks prior to the date upon which his services are terminated) that his services will be terminated on that date, he shall be paid, in addition to the amount to which he is entitled under the provisions of the first paragraph of this Article, two (2) weeks' pay equivalent to eighty (80) hours straight-time pay at his regular hourly rate.

                                ARTICLE XX
                               CONTRACT WORK

     It is agreed that any work or operation as covered by this Agreement will not be contracted out if the Company has men and equipment available for such work.

                                ARTICLE XXI
                              DISCRIMINATION

     There shall be no discrimination by the Company against any employee on account of his membership in this labor union or on account of any activity undertaken in good faith in his capacity as a representative of other employ-ees. The Union shall not discriminate against any employee who is not a member of the Union.

     Where the male gender is used in this contract, it is intended to refer to both male and female. It is a continuing policy of the Company and the Union that the provisions of this Agreement shall be applied to all employees without regard to race, color, religion, sex, physical disability, national origin, or age.

                               ARTICLE XXII
                             LEAVE OF ABSENCE

Section 1.  Personal Business.

     If an employee desires to be off on personal business (not emergencies), he may do so with written consent of the Company, signed by the Plant Manager or his representative, so long as he does not desire to be off work over two
(2) work weeks and provided that he gives the Company forty-eight (48) hours' notice of his desire to be absent and the length of time he desires to be off. Upon completion of such leave, he will resume employment on the basis of uninterrupted service. The provisions of this Section 1 shall not be extended to more than two (2) employees in each area at any one time.

Section 2.  Union Business.

     (a) The Company shall grant a leave of absence, without pay, extending not longer than thirty (30) days to employees in order to engage in any work pertaining to the business of the Union, local or otherwise, upon sufficient notice so that the employee's absence will not cause overtime employment.
Upon completion of such leave that employee will resume employment with previous seniority retained. This privilege will not be extended to more than four (4) employees at any one time. This privilege will not be extended to any one (1) employee for more than an aggregate of sixty (60) days in any one
(1) calendar year.  This does not apply to negotiations.

     (b) Notwithstanding the provisions of the foregoing subdivision (a), the Company agrees that upon written request of the President of the Union (addressed to El Dorado Chemical Company, P. O. Box 231, El Dorado, Arkansas,
Attention: Plant Manager) one (1) employee will be given a leave of absence not to exceed one (1) year, without pay, to work as an employee of the Union, or any of its affiliates, with the provision, however, that such leave of absence shall, upon the written request of the President of the Union (ad-dressed in like manner) be extended for a period of time not to exceed one (1) additional year.

     It is provided, however, that not more than one (1) employee at a time may be on leave of the character mentioned in the paragraph immediately preceding.

     No employee shall be granted a leave of absence pursuant to this subsec-tion who has not, immediately preceding the date upon which such leave of absence is to begin, worked for a period of one (1) year continuously.

     Upon completion of the leave of absence mentioned within this subsec-tion, or upon completion of the extended term of such leave of absence, if the term thereof is extended pursuant to this subsection, the employee involved will resume employment with previous seniority retained, provided such employ-ee reports to the Company for work within one (1) day following the expiration of said leave of absence or within one (1) day following the extended term of such leave of absence if the term thereof is extended pursuant to this subsec-tion.

     An employee who fails to report for work within one (1) day following the end of such leave of absence shall thereby forfeit all of his seniority and his services with the Company shall be terminated; provided, however, if the employee involved is (on the date which he would otherwise be required to report to work) totally disabled to work, he shall, on or before that date, deliver to the Company a statement in writing from a licensed physician stating that he is so disabled, in which event the period within which he shall be permitted to return to work shall be extended thirty (30) days.

     Company shall have the right to require such employee to be examined by a physician of its choice before extending such leave.

Section 3.  Sickness or Accident.

     If an employee who has established seniority is out of service due to occupational injury or occupational disease suffered or contracted while he is in the employ of the Company, he shall retain his seniority accrued at the date of his disability and continue to accrue seniority for a period of twenty-four (24) months or length of previously accrued seniority, whichever is less, during the period of his disability as a result thereof, notwith-standing any provisions of Article XI. If an employee who has established seniority is out of service due to nonoccupational injury or disease suffered while he was in the employ of the Company, he shall retain his accrued senior-ity for a period of twenty-four (24) months and will accrue seniority in the department in which he was last regularly employed for a period of one (1) year.

     Under either of the above conditions, if an employee should accept an equal or better assignment elsewhere, his seniority shall be canceled.

                               ARTICLE XXIII
                                 JURY DUTY

     Each employee of the Company who is called to serve upon any grand jury, petit jury, coroner jury, or jury commission shall, after furnishing to his Foreman, a certificate in evidence of his jury service, be paid by the Company for each day which he serves upon said jury a sum equal to the difference between the amount which he would have earned if he had been required to work for the Company on that day for the number of hours of his regular work schedule and the jury pay received, with the provision that no such payment shall be made to an employee for jury service on any day during which, in accordance with his regular work schedule, he would not have worked for the Company.

                               ARTICLE XXIV
                      WAGE RATES AND CLASSIFICATIONS

     Each employee who works during the period beginning 12:01 a.m., August
5, 1995, and ending 12:00 midnight, July 31, 1998, in one of the classifica-tions shown on Exhibit "B" attached hereto, shall be paid for his work in that classification in accordance with the applicable wage rate, shift differen-tial, and clothing allowance in accordance with Exhibit "B".

     Notwithstanding any other provision of this Agreement to the contrary, the question of wages to be paid shall not be construed to include any allow-ance which results in an increase in the compensation of an employee or of employees.

                                ARTICLE XXV
                                 VALIDITY

     If any court shall hold any part of this Agreement invalid, such deci-sion shall not invalidate the entire Agreement.

                               ARTICLE XXVI
                                  NOTICES

     Any notice required to be given an employee under Article V, Section 3, or under Article XIX, may be given by posting a notice on the bulletin board of the Union, with a copy of said notice to the Chairman of the Workmen's Committee. If any employee named in such notice is on vacation or on leave of absence, a copy of said notice will be mailed in a sealed envelope, regis-tered, and addressed to him at his address as shown on the records of the Company. Each employee named in any such notice shall be deemed to have received the notice at the time said notice is posted on the bulletin board or mailed to him at his home address.

     Any notice to the Company provided herein may be given by depositing same in the U.S. Mail in a sealed envelope, registered, postage prepaid, and addressed to El Dorado Chemical Company, P. O. Box 231, El Dorado, Arkansas 71731, Attention: Plant Manager.

     Any notice to be given to the Union may be given by depositing the same in the U.S. Mail in a sealed envelope, registered, postage prepaid, and addressed to the Oil, Chemical and Atomic Workers International Union, El Dorado, Arkansas 71731, with a copy of the notice to the Secretary, Local 5-434, of the Union, El Dorado, Arkansas 71731.

                               ARTICLE XXVII
                               FUNERAL LEAVE

     Any employee in the bargaining unit shall be allowed to be absent from work to arrange for or to attend the funeral or any of the relatives of the employee hereinafter mentioned for the time hereinafter stated:

     (a) If the deceased relative was the husband, wife, child, father, mother, brother, sister, grandfather, grandmother, or grandchild of the employee, the employee shall be permitted to be absent from work for a period not to exceed two (2) days. One of these days shall be the day of the funer-al. If either or both of these days are scheduled working days, he shall be allowed pay for day(s) off during his regular working schedule.

     (b) If the deceased relative was the father-in-law, mother-in-law, brother-in-law, sister-in-law, son-in-law, or daughter-in-law of the employee, the employee shall be permitted to be absent from work with pay for the purpose stated for one (1) scheduled working day if the funeral is held on a scheduled working day. Brother-in-law and sister-in-law will be interpreted as (i) the spouse of an employee's brother or sister; (ii) the brother or sister of an employee's spouse; or (iii) the spouse of an employee's spouse's brother or sister.

     (c) If, to attend the funeral for a deceased relative, the employee travels to a point more than 100 miles from El Dorado, Arkansas, he shall be allowed such leave for an additional day with pay.

     The pay for each day's leave which the employee receives under the provisions of this Article shall be a sum equal to straight-time for his regular schedule of work on the day involved. There shall be no duplication of payment under provisions of this Article for any other employee benefits such as: vacation pay, holiday pay, or sickness benefits payments.

                              ARTICLE XXVIII
                             SICKNESS BENEFITS

Group Insurance and Pension.

     Effective with the date of this Agreement, the Company and employees will share the entire cost of group insurance benefits for employees and employee dependents on the following basis:
                    Company        75%
                    Employee       25%

     Effective with the date of this Agreement, the Company agrees to pay the cost of employee long-term disability insurance and basic life insurance (twice an employee's annual income).

     Dental insurance coverage will be made available as an option. The employee may elect to purchase the insurance by paying the premium each month, or by increasing the deductible amounts of the current group medical plan.

     The Savings Incentive Plan for Employees, adopted effective December 1, 1985, shall be continued during the term of this Agreement.

                               ARTICLE XXIX
                          NO LOCKOUT -- NO STRIKE

     The Company agrees that there shall be no lockout and the Union agrees there shall be no strike, sympathy strike, or interruption of production during the term of this Agreement.

                                ARTICLE XXX
                              RETIREMENT AGE

     Any employee who becomes seventy (70) years of age shall be retired and his services with the Company terminated on the first (1st) day of the month following the day upon which he is age seventy (70).

     The seniority of each employee whose services are terminated under the provisions of this Article shall cease as of the date of such retirement.

     IN WITNESS WHEREOF, this instrument is executed on the 5th day of August, 1995, to be effective as of 12:01 a.m. on the 5th day of August, 1995.

EL DORADO CHEMICAL COMPANY


BY:
     Richard Milliken, Plant Manager


OIL, CHEMICAL AND ATOMIC WORKERS INTERNATIONAL UNION


BY:
     Ray T. West - International Representative


APPROVED:


BY:
     Stacey Burson


BY:
     Rick Bailey


BY:
     James Turbeville


BY:
     Paul Voss


BY:
     James Haltom
                                EXHIBIT "A"
                           OPERATING DEPARTMENT
                             PROGRESSION CHART

          AREA II        AREA III       AREA IV

          "A" Operator        "A" Operator        "A" Analyst

          "B" Operator        "B" Operator        "B" Analyst

          "C" Operator        "C" Operator        "C" Analyst

          "D" Operator        "D" Operator        "D" Analyst

          *"E" Operator  "E" Operator        "E" Analyst

          * (First 180 Days)



                                EXHIBIT "B"

                      WAGE RATES AND CLASSIFICATIONS

                              8/5/95         8/5/96         8/5/97

"A" Operator/"A" Analyst      15.79          16.22          16.71

"B" Operator/"B" Analyst      15.09          15.50          15.97

"C" Operator/"C" Analyst      14.53          14.93          15.38

"D" Operator/"D" Analyst      12.77          12.90          13.03

*"E" Operator/"E" Analyst      8.90           8.90           8.90
* (First 180 Days)

     An "A" Operator who assigned as Control Board Operator shall receive a premium of $.50 per hour for such hours worked.

     Management shall have the right to use casual labor for periods of employment not to exceed ninety (90) days per year for a given individual.

                            SHIFT DIFFERENTIAL

     In addition to the foregoing hourly rates, there shall be paid a shift differential of forty cents ($.40) for each hour worked on the 3:00 p.m. to 11:00 p.m. shift and eighty cents ($.80) for each hour worked on the 11:00 p.m. to 7:00 a.m. shift.

     For payroll purposes, shift differential pay will be averaged over all three (3) shifts (7:00 a.m. to 3:00 p.m., 3:00 p.m. to 11:00 p.m., and 11:00
p.m. to 7:00 a.m.) - forty cents ($.40) per hour will be paid for each hour worked. Shift differential will be paid to operating personnel assigned to rotating shifts.

                            CLOTHING ALLOWANCE

     In addition to the foregoing hourly wage rates, there shall be paid a clothing allowance of nine cents ($.09) per hour for each hour worked by an employee. Effective August 5, 1995, through the term of this Agreement the clothing allowance will be sixteen cents ($.16) per hour worked by an employ-ee.

                          EMERGENCY SQUAD PREMIUM

     In addition to the foregoing rates, there shall be paid a rate of five cents ($.05) per hour for each hour worked to employees working classifica-tions designated for inclusion on the Plant Emergency Squad.

                               EXHIBIT "C-2"
                            5-2 SHIFT SCHEDULE

               M T W T F S S        M T W T F S S        M T W T F S S
=============================================================================
SHIFT
7-3                  X X X X X          Y Y Y Y Y        Z Z Z Z Z
- -----------------------------------------------------------------------------
SHIFT
3-11                 Y Y Y Y Y          Z Z Z Z Z        X X X X X

- -----------------------------------------------------------------------------
SHIFT
11-7                  Z Z Z Z Z         X X X X X        Y Y Y Y Y
- -----------------------------------------------------------------------------
DAYS OFF              X X               X X              X X
                      Y Y               Y Y              Y Y
                      Z Z               Z Z              Z Z


                               EXHIBIT "C-3"
                          UNIFORM SHIFT SCHEDULE

        M T W T F S S    M T W T F S S   M T W T F S S   M T W T F S S
===========================================================================
SHIFT
11-7    A A A A A D D    D D D D D C C   C C C C C B B   B B B B B A A
- ---------------------------------------------------------------------------
SHIFT
7-3     D D D C C C C    C C C B B B B   B B B A A A A   A A A D D D D
- ---------------------------------------------------------------------------
SHIFT
3-11    C C B B B B B    B B A A A A A   A A D D D D D   D D C C C C C
- ---------------------------------------------------------------------------
OFF     B B C D D A A    A A B C C D D   D D A B B C C   C C D A A B B


                                EXHIBIT "D"
                           CONSOLIDATION POLICY

     During their negotiations, the Company and the Union discussed the procedures to be followed by the Company in its job consolidation program and agreed as follows:

     The Company will accomplish consolidation of jobs in each operating department whereby each employee will be trained through the training program announced by the Company.

     As soon as an employee has demonstrated the technical knowledge and qualifications to properly perform all duties of each job within an assigned area (II), (III), then such employee will be promoted to the classification of "A" Operator at the appropriate increase in pay.

     (a) The length of training will be determined by the individual's ability to learn and perform the skills required by consolidation. To become qualified and entitled to "A" Operator pay and classification, an employee must have the skills and knowledge to perform any job duty within his/her work area.

     (b)  Areas and shifts will not be changed as a result of consolidation.

     (c) Company shall have the right to determine the frequency of rotation, (not more often than weekly) in order to accomplish job consolida-tion. Such rotation shall normally be on a regular basis with exceptions made only because of justifiable business needs such as unplanned personnel ab-sence, Acts of God, and production equipment failure.

     (d) The parties have discussed the possible impact of consolidation on a limited number of employees who are not yet "A" Operators because:

     1. They do not possess the necessary ability to learn, retain, and satisfactorily complete the requirements of job knowledge and demonstrated skills required for promotion to "A" Operator. (This does not mean physical fitness which is provided for in Article XII.)

     2. A very limited number of employees who allege they currently have medical conditions which limit their assignment to perform all the duties of the "A" Operator classification.

     3. Those who allege they do not possess the necessary ability to learn, retain, and satisfactorily complete the requirements of job knowledge and demonstrated skills required for promotion to "A" Operator and with whom the Company disagrees.

     4. Those who have neither alleged nor requested disqualification, but who are nominated by the Company. Following negotiations, a joint committee shall meet for the purpose of discussing the above individuals subject to the following:

     (a) Each employee in categories 1-3 must, no later than September 30, 1989, submit a signed, dated request to the Manager of Manufacturing, request-ing consideration for one of the above reasons. This procedure is offered on a one-time basis during such period.

     (b) In the event the joint committee agrees that such an employee is disqualified for the reason alleged, such person shall then be "red-circled" at the rate of the employee's present classification as provided by Exhibit "B". The Company may utilize such individual in any job he/she is qualified to perform in his/her area.

     (c) An employee who has submitted a request to be disqualified, due to physical reasons, for assignment to perform all duties of the "A" Operator classification may be required to submit to a physical examination by the Company's physician pursuant to the provisions of Article XII. In case of a disagreement over such employee's physical fitness for such work assignment, the procedures of Section 3 of Article XII may be resorted to by the employee within three (3) working days or the decision of the Company's physician shall be final and binding.

     (d) In the case of an employee who has alleged that he/she does not possess the ability to learn, retain and satisfactorily complete the require-ments of job knowledge and demonstrated skills required for promotion to "A" Operator and the joint committee cannot reach a mutual agreement, the Company shall have the right to require such employee to proceed with its job consoli-dation and training program until the employee either qualifies or the Company agrees that such individual does, in fact, lack such ability. Such individual shall then be "red-circled" at the rate of the employee's present classifica-tion as provided by Exhibit "B" and assigned any duties qualified to perform within his/her area.

     (e) In the event the joint committee does not agree that a person nominated by the Company under paragraph 4 is not qualified for training for promotion to "A" Operator, the individual may grieve the Company's decision.

     (f) The above procedure is available only on a one-time basis, limited to those individuals who have submitted written request for consideration under the provisions of paragraphs 1, 2, or 3, or who were nominated by the Company during the 60-day period commencing August 1, 1989.

     It is understood that there may be a situation where, because of train-ing needs, it is necessary to train someone other than the senior operator and shift. In this case, as soon as such individual has been promoted to "A" Operator, the most senior operator will be placed in training for advancement to "A" Operator or paid at the rate of "A" Operator.

     DATED this 5th day of August, 1995.

OIL, CHEMICAL AND ATOMIC WORKERS INTERNATIONAL UNION


BY:
     Ray T. West - International Representative


EL DORADO CHEMICAL COMPANY


BY:
     Richard Milliken, Plant Manager


APPROVED:


BY:
     Stacey Burson


BY:
     Rick Bailey


BY:
     James Turbeville


BY:
     Paul Voss


BY:
     James Haltom
                          LETTER OF UNDERSTANDING



     The parties have agreed that not withstanding any other clause or provision of the agreement the following procedures shall apply during the life of the Agreement, effective August 5, 1995:

          (a) Commencing August 1, 1990, each employee shall be limited to one bid during each 12-month period commencing with the date the suc-cessful bidder is informed of the bid award. A successful bidder will be transferred as soon as a qualified replacement is available to fill his vacancy.

          (b) Skills balancing, by shift within each area. Company shall have the right to balance assignment skills in each area on each shift in order to maintain production efficiency and to accomplish training needs.

          A shift is considered not balanced until each operating assignment has available a minimum of two qualified operators.

          The Company has the right to balance skills on each shift in each area. Whenever three (3) or more employees are qualified on any one assignment within a shift and another shift has only one person quali-fied for that assignment, the Company may transfer one person to the shift having only one trained person in that assignment in the following manner:

          Company will offer the transfers first by area seniority to such qualified personnel and in the event the senior quali-fied employees decline, there by assignment of the qualified employee(s) with the least area seniority necessary to achieve shift skill balancing.

          When more than one shift exceeds minimum skill balancing personnel numbers, the initial offer of transfer opportunity or assignment, will be by area seniority and qualifications from all shifts in the area.

     It is understood that the same individual may not be involuntarily transferred for the purpose of skills balancing more frequently than once each twelve (12) months.

     Skills balancing between shifts takes precedence over bidding proce-dures.

     In the event the transfer of an employee from one shift to another creates a surplus on the receiving shift, the surplus employee shall then be assigned to the shift from which the transferred employee came. If an employ-ee is not surplus the bidding procedure will be followed.

     When there is a conflict between terms of the Agreement and this Letter of Understanding, this document shall control.

     DATED this 5th day of August, 1995.


EL DORADO CHEMICAL COMPANY


BY:
     Richard Milliken, Plant Manager


OIL, CHEMICAL AND ATOMIC WORKERS INTERNATIONAL UNION
AND ITS LOCAL 5-434


BY:
     Ray T. West - International Representative



APPROVED:


BY:
     Stacey Burson


BY:
     Rick Bailey


BY:
     James Turbeville


BY:
     Paul Voss


BY:
     James Haltom


                                EXTRA CREW
                          LETTER OF UNDERSTANDING


     During their negotiations, the parties discussed the Company's objective of facilitating its commitment to job consolidation training, recognizing the need for extra personnel who could be used for purposes of relief, training, or replacement of employees who are absent or for overtime assignment.

     The parties have agreed that the Company shall have the right to utilize certain lowest seniority individuals who will be designated as "Extra Crew" and assigned as the Company may elect. Such "Extra Crew" personnel will not be assigned to a shift or area until there is a vacancy after the completion of the realignment and bidding procedures, even though the employee has completed 180 days of service.

     Such "Extra Crew" members will be drawn from the lowest senior employees in the plant or from "new hires." No regular assignment will be deleted to provide employees for this "Extra Crew."

     The Company will utilize four (4) current employees to establish the "Extra Crew," or new hires as attrition takes place.


EL DORADO CHEMICAL COMPANY


BY:
     Richard Milliken, Plant Manager


OIL, CHEMICAL AND ATOMIC WORKERS INTERNATIONAL UNION
AND ITS LOCAL 5-434


BY:
     Ray T. West - International Representative

APPROVED:


BY:
     Stacey Burson


BY:
     Rick Bailey


BY:
     James Turbeville


BY:
     Paul Voss


BY:
     James Haltom



                      AMERICANS WITH DISABILITIES ACT
                          LETTER OF UNDERSTANDING


     The Company and Union recognize the provisions of the American's with Disabilities Act may impact the terms of this Agreement, and thus agree to discuss each instance individually in order to reach a mutual understanding.


EL DORADO CHEMICAL COMPANY


BY:
     Richard Milliken, Plant Manager


OIL, CHEMICAL AND ATOMIC WORKERS INTERNATIONAL UNION
AND ITS LOCAL 5-434


BY:
     Ray T. West - International Representative

APPROVED:


BY:
     Stacey Burson


BY:
     Rick Bailey


BY:
     James Turbeville


BY:
     Paul Voss


BY:
     James Haltom

                             TWELVE HOUR SHIFT
                          LETTER OF UNDERSTANDING


     There is presently an operating practice of a twelve hour shift sched-ule. All matters regarding the twelve hour shift policy are governed by the policy which is contained in Standard Operating Procedures Manual No. A002.


EL DORADO CHEMICAL COMPANY


BY:
     Richard Milliken, Plant Manager


OIL, CHEMICAL AND ATOMIC WORKERS INTERNATIONAL UNION
AND ITS LOCAL 5-434


BY:
     Ray T. West - International Representative

APPROVED:


BY:
     Stacey Burson


BY:
     Rick Bailey


BY:
     James Turbeville


BY:
     Paul Voss


BY:
     James Haltom





                                 AGREEMENT


                                  between


                        EL DORADO CHEMICAL COMPANY


                                    and


                       INTERNATIONAL ASSOCIATION OF
                     MACHINISTS AND AEROSPACE WORKERS,
                                  AFL-CIO
                               LOCAL NO. 224


                         Effective: August 5, 1995



                        EL DORADO CHEMICAL COMPANY
                            El Dorado, Arkansas
                             TABLE OF CONTENTS

PREAMBLE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE I      APPLICATION OF AGREEMENT. . . . . . . . . . . . . . . . .  1

ARTICLE II          PERIOD OF AGREEMENT. . . . . . . . . . . . . . . . .  1

ARTICLE III         MANAGEMENT RIGHTS CLAUSE . . . . . . . . . . . . . .  1

ARTICLE IV          CHECK-OFF OF UNION DUES. . . . . . . . . . . . . . .  2

ARTICLE V      SENIORITY . . . . . . . . . . . . . . . . . . . . . . . .  2

               Section 1.     Length of Service. . . . . . . . . . . . .  2
               Section 2.     Order of Seniority . . . . . . . . . . . .  2
               Section 3.     Eligibility for Seniority. . . . . . . . .  2
               Section 4.     Filling Vacancies. . . . . . . . . . . . .  3
               Section 5.     Qualifications for Job . . . . . . . . . .  4
               Section 6.     Seniority List . . . . . . . . . . . . . .  4
               Section 7.     Seniority Accrued. . . . . . . . . . . . .  4
               Section 8.     Seniority - Outside Assignments. . . . . .  4
               Section 9.     Discharges and Reemployment. . . . . . . .  4
               Section 10.    Status of Employees Laid Off . . . . . . .  5
               Section 11.    Loss of Seniority. . . . . . . . . . . . .  5

ARTICLE VI          HOURS OF WORK AND OVERTIME . . . . . . . . . . . . .  6

               Section 1.     Hours of Work. . . . . . . . . . . . . . .  6
               Section 2.     Overtime and Call-Out Pay Rates. . . . . .  7
               Section 3.     Shift Change Notice. . . . . . . . . . . .  7
               Section 4.     Meal Time. . . . . . . . . . . . . . . . .  8
               Section 5.     No Reduction of Work Week as Result of Overtime  8
               Section 6.     Computation of Overtime. . . . . . . . . .  8
               Section 7.     Distribution of Overtime and Call-Out Time  8
               Section 8.     Call-Out . . . . . . . . . . . . . . . . .  9
               Section 8A.    Advance Scheduling of Overtime . . . . . .  9
               Section 8B.    Right to Assign Qualified Personnel. . . .  9
               Section 9.     Holiday Pay. . . . . . . . . . . . . . . . 10
               Section 10.    Reporting for Work and Not Used. . . . . . 10

ARTICLE VII    WAGE RATES AND CLASSIFICATIONS. . . . . . . . . . . . . . 11

               Section 1.     Wages and Pay Period . . . . . . . . . . . 11
               Section 2.     Changes in Classification of Work. . . . . 11

ARTICLE VIII   HANDLING OF GRIEVANCES. . . . . . . . . . . . . . . . . . 11

               Section 1.     Routine Submission . . . . . . . . . . . . 11
               Section 2.     Arbitration. . . . . . . . . . . . . . . . 12

ARTICLE IX          SHOP COMMITTEE AND STEWARDS. . . . . . . . . . . . . 14

               Section 1.     Shop Committee . . . . . . . . . . . . . . 14
               Section 2.     Stewards . . . . . . . . . . . . . . . . . 14

ARTICLE X      LEAVE OF ABSENCE. . . . . . . . . . . . . . . . . . . . . 14

               Article 1.     Personal Business. . . . . . . . . . . . . 14
               Article 2.     Union Business . . . . . . . . . . . . . . 14
               Article 3.     Sickness or Accident . . . . . . . . . . . 15
               Article 4.     Notice to the Company. . . . . . . . . . . 15
               Article 5.     Military Reserve Training. . . . . . . . . 15

ARTICLE XI          VACATIONS. . . . . . . . . . . . . . . . . . . . . . 16

               Section 1.      . . . . . . . . . . . . . . . . . . . . . 16
               Section 2.      . . . . . . . . . . . . . . . . . . . . . 16
               Section 3.      . . . . . . . . . . . . . . . . . . . . . 16
               Section 4.      . . . . . . . . . . . . . . . . . . . . . 17

ARTICLE XII    MILITARY LEAVE. . . . . . . . . . . . . . . . . . . . . . 18

               Section 1.     Military Selective Service Act . . . . . . 18
               Section 2.     Pay in Lieu of Vacation. . . . . . . . . . 18

ARTICLE XIII   PHYSICAL EXAMINATIONS . . . . . . . . . . . . . . . . . . 18

               Section 1.     Periodical Examinations. . . . . . . . . . 18
               Section 2.     Certificate of Physical Fitness. . . . . . 18
               Section 3.     Dispute Resolution . . . . . . . . . . . . 18

ARTICLE XIV    MISCELLANEOUS AND GENERAL . . . . . . . . . . . . . . . . 19

               Section 1.     Tool Check-In Time . . . . . . . . . . . . 19
               Section 2.     Bulletin Board . . . . . . . . . . . . . . 19
               Section 3.     Discrimination . . . . . . . . . . . . . . 19
               Section 4.     Wage Rate Changes. . . . . . . . . . . . . 19
               Section 5.     Safety Provisions. . . . . . . . . . . . . 19
               Section 6.     Discharges . . . . . . . . . . . . . . . . 20
               Section 7.     Recess Period (Smoking). . . . . . . . . . 20

               Section 8.     Jury Duty. . . . . . . . . . . . . . . . . 20
               Section 9.     Termination Pay. . . . . . . . . . . . . . 20
               Section 10.    Contract Work. . . . . . . . . . . . . . . 21
               Section 11.    Technical and Supervisory Employees. . . . 21
               Section 12.    Minor Maintenance. . . . . . . . . . . . . 21
               Section 13.    Minor Operating Functions. . . . . . . . . 21

ARTICLE XV     VALIDITY OF CONTRACT. . . . . . . . . . . . . . . . . . . 21

ARTICLE XVI    NOTICE. . . . . . . . . . . . . . . . . . . . . . . . . . 22

ARTICLE XVII   FUNERAL LEAVE . . . . . . . . . . . . . . . . . . . . . . 22

ARTICLE XVIII  GROUP INSURANCE . . . . . . . . . . . . . . . . . . . . . 23

               Section 1.     Group Insurance and Retirement . . . . . . 23

ARTICLE XIX    NO STRIKE OR LOCKOUT. . . . . . . . . . . . . . . . . . . 24

ARTICLE XX     SERVICE WITH COMPANY. . . . . . . . . . . . . . . . . . . 24

ARTICLE XXI    RETIREMENT AGE. . . . . . . . . . . . . . . . . . . . . . 24

SIGNATURE PAGE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24

EXHIBIT "A"    BASIC HOURLY WAGE RATE. . . . . . . . . . . . . . . . . . 26

EXHIBIT "B"    CLOTHING ALLOWANCE. . . . . . . . . . . . . . . . . . . . 26

EXHIBIT "C"    PART 1
               RECOGNIZED MAINTENANCE WORK GROUPS. . . . . . . . . . . . 27

EXHIBIT "D"    EMPLOYEE DUES AUTHORIZATION LETTER. . . . . . . . . . . . 28

AMERICANS WITH DISABILITIES ACT LETTER OF UNDERSTANDING. . . . . . . . . 29

SHIFT DIFFERENTIAL LETTER OF UNDERSTANDING . . . . . . . . . . . . . . . 30

                                 PREAMBLE

     This Agreement is made and entered into by and between EL DORADO CHEMI-CAL COMPANY (hereinafter referred to as the "Company"), and the INTERNATIONAL ASSOCIATION OF MACHINISTS AND AEROSPACE WORKERS, AFL-CIO, LOCAL NO. 224 (hereinafter referred to as the "Union"), which the Company recognizes as the sole bargaining agency for the Maintenance employees of the Company at its chemical plant located north of El Dorado, Arkansas, who are eligible for membership in the Union in accordance with the Labor Management Relations Act of 1947.

                                 ARTICLE I
                         APPLICATION OF AGREEMENT

     The Company hereby recognizes the Union as the exclusive bargaining agency for the employees of the Company at said plant who work in the capaci-ties hereinafter stated in this Article I.

     (a) All Maintenance employees, as described in Exhibit "A", engaged in the installation, maintenance and repair of machinery and equipment, but excluding all production, chemical and operating employees, shipping atten-dants, office and clerical employees, managers, supervisors and guards.

                                ARTICLE II
                            PERIOD OF AGREEMENT

     This Agreement shall remain in full force and effect for a 3-year contract term commencing August 5, 1995, at 12:01 a.m., and ending 12:00 Midnight, July 31, 1998. At reasonable times after June 1, 1998, the parties will meet to attempt to negotiate a new contract to be effective for a period beginning after 12:01 a.m., August 1, 1998.

                                ARTICLE III
                         MANAGEMENT RIGHTS CLAUSE

     The Union expressly recognizes that the Company has the exclusive responsibility for and authority over (whether or not the same was exercised heretofore) the management, operation and maintenance of its facilities and, in furtherance thereof, has, subject to the terms of this Agreement, the right to determine policy affecting the selection, hiring, and training of employ-ees; to direct the work force and to schedule work; to institute and enforce reasonable rules of conduct; to assure discipline and efficient operations; to determine what work is to be done, what is to be produced and by what means; to determine the quality and quantity of workmanship; to determine the size and composition of the work force; to determine the allocation and assignment of work to employees; to determine the location of the business, including the establishment of new locations or departments, divisions, or subdivisions thereof; to arrange for work to be done by other companies or other divisions of the Company; to alter, combine, or eliminate any job, operation, service, or department; to sell, merge or discontinue the business or any phase there-of; provided, however, in the exercise of these prerogatives, none of the specific provisions of the Agreement shall be abridged. The Company will not use the vehicle of subcontracting for the sole purpose of laying off employees or reducing the number of hours available to them.

                                ARTICLE IV
                          CHECK-OFF OF UNION DUES

     Upon receipt of a signed authorization by an employee requesting deduc-tions from his wages for his monthly union dues, the Company agrees to honor such authorization according to its terms during the life of this Agreement. The form of such individual authorization shall be as set forth in Exhibit "D" hereto.

     The Financial Secretary of Local 224, IAM-AW, shall, from time to time, notify the Company in writing of the amount of the monthly deduction to be made, from time to time, under this authorization. All money so deducted by the Company shall be paid to the Union on or before the end of the month during which deductions are made. Upon receipt of written request by an employee, the Company shall, after thirty (30) days' notice, discontinue dues deduction.

                                 ARTICLE V
                                 SENIORITY

Section 1.  Length of Service.

     Length of service in the bargaining unit and with the El Dorado Plant shall, in that order, govern the promotion, demotion, and transfer of employ-ees.

Section 2.  Order of Seniority.

     An employee's seniority shall be determined as follows:

          Order of Importance           Seniority

          1st                           Bargaining Unit
          2nd                           Plant

Section 3.  Eligibility for Seniority.

     An employee shall be first entitled to seniority in the bargaining unit when he has been continuously employed in that unit for 180 days; his seniori-ty dating from the date of the beginning of such employment.

     However, an employee who has been employed in the bargaining unit, who has been laid off prior to his having been employed therein for 180 days continuously, and who is reemployed in the bargaining unit within 180 days from the date upon which he is laid off, shall, upon such reemployment, be entitled to have the number of days which he has worked in the bargaining unit, during the period of his most recent previous employment herein, includ-ed in any subsequent computation of his seniority in the bargaining unit and shall be entitled to seniority when he has accrued 180 days on that basis.

     The Company shall have the right to layoff or discharge, without cause, any employee who has not worked in the bargaining unit a sufficient length of time to gain seniority, and such action on the part of the Company shall not be the subject of a grievance on the part of the Union under any provision of this Agreement.

Section 4.  Filling Vacancies.

     (a) Temporary and permanent vacancies will be filled only when the Company sees a need to fill the vacancy. In the event the Company sees a need to fill a vacancy, it will be filled by the employee having the most bargain-ing unit seniority, who desires the job, and who possesses a skill of the group in which the vacancy occurs. Any person so promoted must accept the duties and responsibilities of the job.

     (b) When there is a permanent vacancy in a group and the Company sees a need to fill that vacancy, the Company shall post promptly, and keep posted for fifteen (15) days, notice on its bulletin board of the job vacancy. It shall be the duty of an employee who feels himself entitled to such job on account of his seniority to file his sealed bid for such job with the Plant Manager or his representative, and send a copy thereof to the Chairman of the Shop Committee within said 15-day period. In order to be considered valid, a bid must be signed, dated, and deposited in a locked box marked "I.A. of M. and A.W. Bids" located at the plant entrance gate.

     Immediately upon expiration of the posting period of fifteen (15) days, the names of all bidders will be posted on the bulletin board, and the bidder having the most seniority and who desires the job shall be assigned to the group and receive the "C" Mechanic rate of pay if he possesses the necessary skill. In the event no qualified bidder possessing the necessary skill bids on the vacancy, the Company may hire a qualified employee from the outside.

     If he does not possess the skill, he will be reduced to the rate that compares to his previous experience beginning not later than the beginning of the work week following the week in which the successful bidder is determined, provided the successful bidder is available to report for work on that day.

     If the group vacancy is not filled by the procedure set forth above and the Company sees the need to fill the vacancy, a first-year "E" Mechanic job will be posted for filling outside the bargaining unit.

     Notwithstanding any other provisions of this subsection (b), it is agreed that the Company shall have the right at any time during said 15-day posting period to withdraw the posting of a new job in the event the Company decides that such job need not be filled.

     (c) Should an employee within a group who is entitled to a promotion desire to waive his opportunity for that promotion, he shall do so by signing a waiver.

     (d) In the event that it becomes necessary to establish a permanent rotating shift the Company will notify the Shop Committee to discuss the procedure and shift to be implemented at least thirty (30) calendar days before establishing such shift.

Section 5.  Qualifications for Job.

     (a) It is not the intention of the parties to this Agreement that any employee shall be permitted to work on a job when he is not qualified to perform the work which that job requires. However, if, in the opinion of the Company, an employee is not qualified for a particular job to which he would otherwise be entitled by virtue of his seniority, and the Company determines that an employee's application for the job shall be denied on the basis of his lack of qualifications, the Company shall notify the Chairman of the Shop Committee and the employee involved of their decision, at least five (5) days prior to the date upon which any other employee is permanently assigned to the job.

Section 6.  Seniority List.

     Seniority lists will be compiled on April 1 and October 1 and will be available to all employees. One copy of each seniority list will be furnished to the Shop Committee.

Section 7.  Seniority Accrued.

     Each employee shall retain the seniority accrued to him based upon actual service at the El Dorado Plant.

Section 8.  Seniority - Outside Assignments.

     Any employee, after having established seniority under the provisions of this Agreement, who is temporarily assigned to another job by the Company (outside the bargaining unit) shall continue, for not more than ninety (90) days per calendar year, on a cumulative basis, to accrue seniority on his regular classification during such period of temporary assignment. If such employee works more than ninety (90) days per calendar year on a cumulative basis, he shall forfeit one (1) day of bargaining unit seniority for each day in excess of ninety (90) days worked outside of the bargaining unit during that calendar year.

Section 9.  Discharges and Reemployment.

     When there is a reduction in the number of employees in the bargaining unit, the employee last employed in the bargaining unit shall be the first employee laid off. The employee laid off through no fault of his own, who has the greatest bargaining unit seniority, shall (subject to the following provisions of this Article) be the person first reemployed in the event additional employees are employed, provided that the person is qualified to perform the duties of the job to which he would be assigned on reemployment.

     A person who has worked in the bargaining unit sufficiently long to be entitled to seniority in that unit, and who is laid off through no fault of his own, who has kept his current address on file with the Company, and who continues to be entitled to seniority under the terms of this Agreement shall (subject to the following provisions of this Article) be given first consider-ation for reemployment.

     If reemployment is available for any such person, the Company shall so notify him by letter (with a copy of such letter to the Chairman of the Shop Committee), addressed to him at his address then on file with the Company, and he shall be allowed fifteen (15) days from the date upon which said letter was mailed, or until he no longer retains his accrued seniority as provided in
Section 10 of this Article V (whichever is the shorter period), in which to notify the Company in writing of his desire to return to work. In the event he delivers such notice, he shall be allowed seven (7) days from the date of the delivery thereof to report for work; provided, however, if the employee involved is, on the date which he would otherwise be required to report for work totally disabled to work, he shall, on or before that date, deliver to the Company a statement in writing from a licensed physician stating that he is so disabled, in which event the period within which he shall be permitted to return to work shall be extended ninety (90) days.

Section 10.  Status of Employees Laid Off.

     The accrued seniority of an employee who has been laid off through no fault of his own shall continue to exist from the date of his layoff for the following periods:

          Years of Service         Period Seniority to Exist

          0-180 days               -0-

          181 days to 2 years      Length of previously accrued senior-
                                   ity

          2 years or more          2 years

Section 11.  Loss of Seniority.

     Seniority shall be lost and employment terminated for any of the follow-ing reasons:

     (a)  Quitting.

     (b) Absence from work for three (3) consecutive days without having notified the Company, unless physically impossible to do so.

     (c)  Discharge for just cause.

     (d) Failure to return at the expiration of a leave of absence or vacation.

     (e) If an employee misrepresents the reason for requesting a leave of absence.

     (f) If an employee fails to file for reinstatement within ninety (90) days following discharge from the U.S. Military Service.

     (g)  Failure to return to work from layoff within the time specified in
          Section 9 of this Article.

     (h) At the end of the period specified in Section 10 of this Article, or upon earlier rejection after layoff of an offer of reemployment in a classification equal to the classification from which laid off.

                                ARTICLE VI
                        HOURS OF WORK AND OVERTIME

Section 1.  Hours of Work.

     (a) Regular base hours of work shall be eight (8) hours per day and forty (40) hours per week.

     (b) The work week shall begin at 12:01 a.m. each Monday and end at 12:00 midnight the following Sunday. The work day shall begin at 12:01 a.m. and end at 12:00 midnight.

     (c) The work week shall normally be five (5) consecutive 8-hour days, Monday through Friday, and will normally begin work at 7:00 a.m. and end at 3:30 p.m. with a 30-minute lunch period from 12:00 noon to 12:30 p.m.

     (d) No employee shall be required to work more than twelve (12) hours during any normal work day except in case of an emergency.

     (e) All employees shall be expected to report to work promptly at the scheduled time. No employee shall be permitted to work if such employee reports for work more than one and one-half (1-1/2) hours after his regular scheduled reporting time, unless such delay has been previously excused by the Company.

     (f) No employee shall be allowed to work more than sixteen (16) continuous hours nor more than sixteen (16) hours in any one day except in the case of an emergency. However, an employee will be allowed to complete his regularly scheduled hours of work as provided in Sections 5, 8 and 10 of this
Article VI.

     (g) Maintenance overhauls may be staffed on 8-hour, 10-hour, or 12-hour shifts as may be necessitated by the needs of the operation.

     The Company will specify and select the number and classifications of personnel on each shift by work group classification for each particular overhaul on a shift basis. Preference to shifts will be governed by the employee's bargaining unit seniority. Shift change notice will be handled as outlined in Article VI, Section 3. In the event there are insufficient qualified personnel on each shift, the Company shall have the right to assign qualified personnel as needed.

Section 2.  Overtime and Call-Out Pay Rates.

     (a) Overtime and call-out rates shall be one and one-half (1-1/2) times the regular rate and shall be paid for all work performed in excess of forty (40) hours per week, continuous actual work in excess of eight (8) hours, and for all work performed as a result of call-out and for hours worked outside an employee's regularly scheduled hours.

     (b) Any employee who works over, beyond his regular scheduled work day, shall be paid a minimum of three (3) hours at straight time. If the employee is required to stay over beyond his regular scheduled work day to attend meetings or to receive training, and no production work is involved, he will receive pay for actual time spent at one and one-half (1-1/2) times his regular rate of pay, providing he has received a minimum of twenty-four (24) hours' notice in advance.

     (c) No employee shall work overtime without the approval of his Foreman.

Section 3.  Shift Change Notice.

     (a) The Company shall pay each employee one and one-half (1-1/2) times his regular rate of pay for the first shift of a rearranged work schedule if the employee whose shift is changed shall not have been notified of the change at least twenty-four (24) hours prior to the beginning of said first shift.
If notice of employee's shift change shall be posted on his regular day off, notice of the change shall be posted at least seventy-two (72) hours prior to the beginning of said first shift. Any notice required to be given to an employee under the provisions of this Section 3 may be given by written notice posted on the general bulletin board of the Company and the bulletin board of the Union, and each employee named in any notice shall be deemed to have received the notice at the time copies of said notices are posted on said boards.

     (b) The changing of an employee's shift, incident to the return of an employee from sickness or accident, shall not be considered a change in shift within the meaning of this Section 3, unless the absent employee has given the Company at least seventy-two (72) hours' notice of his intention to return to work and the time at which he will return to work by notifying his supervisor.

     (c) The changing of an employee's shift from 7:00-3:30 to 7:00-3:00, or from 7:00-3:00 to 7:00-3:30 will not constitute a shift change.

     (d) A change in shift at the request of an employee shall not be considered a change in shift for the purpose of this Section 3.

     (e) No employee shall lose any time from his normally scheduled 40-hour week occasioned by any shift change.

Section 4.  Meal Time.

     (a) If a "Day Man" is instructed to and continues to work overtime past 6:00 p.m., he shall be allowed a 30-minute period beginning at 6:00 p.m. for supper on Company time; and if said "Day Man" then continues to work additional overtime, he shall be allowed a 30-minute lunch period on Company time; each such period to begin at the end of four (4) hours of additional continuous overtime worked after 6:30 p.m.

     (b) Any employee called for work outside of his regular working hours, who is required to work more than four (4) consecutive hours outside his regular hours, shall be allowed a 30-minute period for a meal on Company time at the end of the fourth consecutive hour and at the end of each consecutive 4-hour period thereafter that said employee continues to work outside his regular hours.

Section 5.  No Reduction of Work Week as Result of Overtime.

     No employee will be required to take any time off from his regular work week because of overtime worked in that or any other week. If an employee is required to work on his day off, he shall not be forced to take another day off in lieu thereof.

Section 6.  Computation of Overtime.

     For the purpose of computing overtime under this Article, the exact time worked, rounded to the nearest quarter hour, shall be accounted for, which shall be paid for at the overtime rate.

     There shall be no duplicate payment for daily overtime and weekly overtime. If daily overtime is greater in any one work week, only daily overtime shall be paid, or if weekly overtime is greater in any one work week, only weekly overtime shall be paid. There shall be no pyramiding of overtime.

Section 7.  Distribution of Overtime and Call-Out Time.

     Overtime work opportunities shall initially be distributed, as equitably as practicable, within each work group where the overtime is required in accord with the Company's distribution policy. The Company may then offer such work to employees in other work groups who are qualified.

     For the purpose of distributing overtime, the Company will submit a list, biweekly, to the work group steward showing the overtime worked, refused and overtime standing of each employee covered within the group.

     Each employee who is requested to report for overtime duty shall report at the required time unless he shall first obtain permission from his supervi-sor to be relieved of such duty.

Section 8.  Call-Out.

     An employee who is called out and reports for work outside his regular working hours shall work until excused by the person then supervising his work; provided that no one shall be required to work longer than is provided in Section 1(d) of this Article. An employee who is called out and reports for work shall be paid a minimum for four (4) hours at time and one-half (1-1/2), even though the full four (4) hours may not be worked because no work is available, or he does not work at all because no work is available. An employee called for such work, who works continuously until the beginning of his regular hours of work and continues to work during the regular hours of his scheduled work, shall not be considered to have had a change in shift within the meaning of Section 3 of this Article VI.

     A description of the work or jobs to be done, or the problem necessitat-ing the call-out, is provided as accurately as possible by the supervisor in order that the person being called may judge: (a) whether or not he has the ability to do the work, and (b) about how long he may have to work. It is not intended to have a person come out on one job, then surprise him with a list of additional jobs to be done. However, due to emergencies, it cannot be guaranteed that he will only be required to do what he was called for.

     Notwithstanding the fact that an employee has been called out for work, such employee shall perform his regular work schedule during the remainder of the work week in which such call-out occurs unless excused from such work.

     If an employee is called out for work and works until the beginning of his regular work schedule, the call-out will be considered as ending at the beginning of his regular schedule.

Section 8A.  Advance Scheduling of Overtime.

     Overtime may be scheduled up to three (3) weeks in advance of the actual time required. In the event the scheduled overtime is cancelled, eight (8) hours' notice will be given or a call-out will be paid.

Section 8B.  Right to Assign Qualified Personnel.

     In the event overtime distribution and call-out procedures do not provide the Company with sufficient, qualified personnel to perform the overtime work, the Company shall have the right to assign such work to quali-fied personnel. The performance of such work is mandatory.

Section 9.  Holiday Pay.

     The following days shall be considered holidays and normally no work will be performed on the designated holidays except in cases of emergency, around-the-clock shift work, and in those crafts where work is necessary for continued operations:

          1.   New Year's Day
          2.   Good Friday
          3.   Memorial Day
          4.   July Fourth
          5.   Labor Day
          6.   Columbus Day
          7.   Thanksgiving Day
          8.   Day after Thanksgiving
          9.   Last work day before Christmas holiday
          10.  Christmas Day

     When any of these holidays fall on Sunday, the following Monday will be observed as the holiday.

     When any of these holidays fall on Saturday, the preceding Friday will be observed as the holiday.

     Each employee who is not required to work and who does not work on a holiday shall be paid a bonus equivalent to eight (8) hours at his regular rate at straight time pay, providing he has worked his last scheduled work day immediately preceding the holiday and his first scheduled work day following the holiday unless the failure to work these days is because of confirmed illness or accident no more than five (5) work days before or after the holiday, unless the employee was excused in advance by the Company.

     Each employee who works on a holiday will be paid, in addition to the 8-hour bonus mentioned above, one and one-half (1-1/2) times his regular rate of pay.

Section 10.  Reporting for Work and Not Used.

     Except when no work is available due to Act of God, such as fire, flood, explosion, or tornado, an employee who reports for duty on his regular sched-ule shall be given the opportunity of working a full 8-hour shift.

                                ARTICLE VII
                      WAGE RATES AND CLASSIFICATIONS

Section 1.  Wages and Pay Period.

     The regular pay periods for employees subject to this Agreement will cover every two (2) scheduled work weeks, and checks will be available to the men on their regular shifts on the Friday following completion of the 2-week period.

     Each employee who works during the period beginning 12:01 a.m., August 5, 1995, and ending 12:00 Midnight, July 31, 1998, shall be paid for his work in that classification on the basis of the basic hourly wage rate for that classification shown on Exhibit "A" to this Agreement. Each employee will be paid the applicable clothing allowances provided on Exhibit "B" to this Agreement.

Section 2.  Changes in Classification of Work.

     (a) Each employee covered by any classification is expected to perform any duties to which he may be assigned within his classification or lower classification.

     (b) It is understood and agreed by the parties hereto that two (2) work groups shall be recognized under this Agreement. A tabulation of the groups with explanatory notes is made in Exhibit "C", Part 1, which is a part of this Agreement.

     (c) All Maintenance personnel may be assigned to do any jobs that they have the ability to perform subject to the provisions of Article V, Section 5, and Article XIV, Section 5, of the current contract.

     (d) The Company reserves the right to increase or reduce, at any time and from time to time, the number of men employed in any group mentioned in Exhibit "C", Part 1, to that number of men which, in the opinion of the Company, are required to perform work in that group for maintaining the plant. Any such increase or reduction of force in any group shall be made on the basis of bargaining unit seniority in that group. The Company shall advise the employee(s) affected seventy-two (72) hours in advance of any permanent change in the number of persons who shall work in any classification.

                               ARTICLE VIII
                          HANDLING OF GRIEVANCES

Section 1.  Routine Submission.

     (a) For the purpose of adjusting a grievance arising out of the application or interpretation of a written provision of the Agreement, it is agreed that an employee, and/or with his Steward, shall first seek adjustment of the matter with his Foreman; and, if not resolved, the employee, and/or with his Steward, may submit the grievance in writing to his Foreman. No grievance will be considered unless it has been submitted to his Foreman within five (5) working days after the employee knew or should have known that the grievance occurred.

     The Foreman shall advise the employee and/or the Steward, in writing, within five (5) days (Saturdays, Sundays and holidays excluded) of his deci-sion on the grievance, if submitted. The grievance must be filed, in writing, on grievance forms provided by the Company and signed by the individual grievant.

     If the grievance is not satisfactorily adjusted with the Foreman, the employee and the Steward may submit the grievance to the Shop Committee for handling with the Department Head.

     (b) If the Shop Committee elects to process the grievance, it shall submit the grievance to the Department Head, along with a factual statement of the reasons that the Foreman's answer was not satisfactory. The grievance must be submitted to the Department Head within five (5) days (excluding Saturdays, Sundays and holidays) after the date the Foreman advised the Steward and/or employee of his decision. The Department Head shall, within seven (7) calendar days following receipt of the grievance, meet with the designated members of the Shop Committee at a time to be mutually agreed upon. The Department Head shall advise the Shop Committee, in writing, within five
(5) days following this meeting (excluding Saturdays, Sundays and holidays) of his decision regarding the grievance.

     (c) If the response of the Department Head is not satisfactory, the Shop Committee may submit the matter, in writing, to the Plant Manager within ten (10) days (excluding Saturdays, Sundays and holidays) after the date the Department Head furnishes his grievance response to the Committee. The Plant Manager shall, within ten (10) calendar days following receipt of such griev-ance (and documentation) meet with the designated members of the Shop Commit-tee, at a time to be mutually agreed upon. The Plant Manager, or his autho-rized representative, shall render a decision on the grievance, in writing, within ten (10) days (Saturdays, Sundays and holidays excluded) following this meeting.

Section 2.  Arbitration.

     If the grievance is not adjusted satisfactorily through the procedure hereinbefore mentioned, the issue may be referred to an arbitrator. If the Union desires to submit such grievance to an impartial arbitrator (providing the grievance is one which does not involve matters in which arbitration is specifically prohibited under the terms of this Agreement, and which the Company and Union have mutually agreed to submit to arbitration) it must notify the Company of that fact, in writing, within thirty (30) days after the date the Plant Manager, or other duly authorized representative, advised the Workmen's Committee of his decision.

     The Union and the Company shall make written application to the Federal Mediation & Conciliation Service requesting a seven-name arbitrator panel from which the parties shall select one (1) arbitrator. The parties shall alter-nately each strike one name until only one (1) name remains who shall act as Arbitrator. It is understood that, starting with the first arbitration case following the date of the execution of this Agreement, the Union shall strike the first name. In the next case, the first name shall be stricken by the Company, and alternately the Union and the Company thereafter. Both the Company and the Union shall have the right to reject two (2) panels submitted by the Federal Mediation & Conciliation Service.

     When the Arbitrator has been selected, he shall meet for the consider-ation of the grievance as soon thereafter as is practical. Any such procedure shall be held in El Dorado, Arkansas, unless the parties unanimously decide otherwise.

     The expense of the Arbitrator shall be shared equally by the Company and the Union.

     The Arbitrator shall decide only the grievance submitted to him upon testimony presented to him by the Union and the Company, and shall render his decision in writing.

     Except as otherwise specifically provided in this Agreement, the Arbi-trator shall have no power to change the wages, hours, or conditions of employment set forth in this Agreement; he shall have no power to add to, subtract from or modify any of the terms of this Agreement; he shall deal only with the grievance which occasioned his appointment. He will require that the Union has the burden of establishing its position on behalf of the employee, except in a discipline and/or discharge case when the burden will be on management.

     The parties hereto shall comply fully with the award or decision made by any such Arbitrator, and the decision of the Arbitrator will be final and binding on both parties.

     No provisions of this Article, or of any other Article of this Agree-ment, shall deprive any employee covered by the terms of this Agreement of any rights to which he may be entitled under Section 9(a) of the Labor Management Relations Act of 1947, or any other Statute of the United States.

     The Union has the authority to process, abandon, or settle grievances on behalf of employees. It is provided, however, that no grievance as to wage scales that shall be paid to all or any group of the employees in the bargain-ing unit shall be submitted to an arbiter, in any event.

     The question as to whether a person has been paid the rate to which he is entitled, in accordance with the wage rates set forth in Exhibit "A" to this Agreement, for work which he has performed shall be a subject for arbi-tration.

     The grievance and arbitration provisions provided for herein, in addi-tion to any other right or obligation under the Agreement, are limited to grievances or clams arising and actually filed in writing during the term of this Agreement.

     In the event a grievance arises over a discharge or layoff, the first and second steps of the grievance procedure may be bypassed.

                                ARTICLE IX
                        SHOP COMMITTEE AND STEWARDS

Section 1.  Shop Committee.

     The Shop Committee, composed of four (4) members from the employee work force, and management representatives, shall hold regular meetings on a bimonthly basis. It shall be the responsibility of the Shop Committee to submit a written agenda of each subject it wishes to discuss with the Company no less than forty-eight (48) hours before the day of any such meeting. Only three (3) employees in any one group at any one time shall be a member of the Committee.

Section 2.  Stewards.

     (a) A Steward and an assistant Steward may be elected in each work group by the employees of that group, and the Union shall submit to the Company, in writing, the names of each person so designated. The Company shall consider the person so designated as Steward and assistant Steward of each work group until notified, in writing, to the contrary.

     (b) Duly-elected Stewards or Committeemen shall be deemed to possess top ranking seniority for purposes of layoff and recall rights within his respective work group or classification while acting as such.

                                 ARTICLE X
                             LEAVE OF ABSENCE

Section 1.  Personal Business.

     If an employee desires to be off on personal business (not emergencies), he may do so with the consent of the Company so long as he does not desire to be off over two (2) work weeks and provided that he gives the Company forty-eight (48) hours' notice of his desire to be absent and the length of time he desires to be off. Upon completion of such leave, he will resume employment on the basis of uninterrupted service.

Section 2.  Union Business.

     (a) The Company shall, upon a minimum of thirty (30) days' prior written request from an employee and the President of Local No. 224 of Inter-national Association of Machinists and Aerospace Workers, grant a leave of absence, extending not longer than fourteen (14) days, to the employee apply-ing for such leave in order that he may, during that leave, engage in work pertaining to the business of Local No. 224 of International Association of Machinists and Aerospace Workers.

     Such a leave shall not be granted to more than one (1) employee at any one time. Such employee shall not be granted such a leave for more than an aggregate of thirty(30) days in any one (1) calendar year.

     (b) The Company shall grant (upon a minimum of sixty (60) days advance prior written request of an employee and the President or Vice President of International Association of Machinists and Aerospace Workers) a leave of absence for a period not to exceed one (1) year in order that the employee requesting such leave may, during the period of such leave, work as any employee of International Association of Machinists and Aerospace Workers. Not more than one (1) employee shall be permitted to be absent from work at any one time on any such leave.

Section 3.  Sickness or Accident.

     If an employee who has established seniority is out of service due to occupational injury or occupational disease suffered or contracted while he is in the employment of the Company, he shall retain his seniority accrued at the date of his disability and continue to accrue seniority for a period of twenty-four (24) months or length of previously-accrued seniority, whichever is less, during the period of his disability as a result thereof. If an employee who has established seniority is out of service due to nonoccupation-al injury or disease suffered while he was in the employment of the Company, he shall retain his accrued seniority for a period of twenty-four (24) months and will accrue seniority in the classification in which he was last regularly employed for a period of one (1) year.

     Under either of the above conditions, if an employee should accept an equal or better job elsewhere, his seniority shall be cancelled.

Section 4.  Notice to the Company.

     When an employee becomes aware of the fact that he is going to be absent from work due to sickness, accident, or other emergency, he must notify his supervisor as far in advance of his scheduled shift as he/she has knowledge of such intended absence, but no less than one (1) hour before the time he is due to report to work. In the event the employee cannot contact his Supervisor, it is permissible to contact any member of Management.

Section 5.  Military Reserve Training.

     (a) Any regular employee (not probationary) may be granted a special leave of absence for a period not to exceed fourteen (14) days, plus a reason-able period to cover travel time, when required for the purpose of engaging in a training program for Enlisted Reserve, Reserve Officers, or National Guard Encampment, provided:

          1. He furnishes the Company with a copy of orders from the military authorities calling him for duty; and

          2. He gives advance notice to his immediate supervisor so that arrangements may be made for his replacement during the period of his leave.

     (b) Only one (1) leave of absence for Military Reserve Training shall be granted to any employee during a calendar year.

                                ARTICLE XI
                                 VACATIONS

Section 1.

     Normal vacation accruals will be computed in accordance with the follow-ing provisions:

     (a) Two weeks (80 hours) - after having accrued one (1) year's Company seniority;

     (b) Three weeks (120 hours) - during the calendar year in which an employee accrues six (6) year's plant seniority;

     In computing length of service for vacations, time spent working at the El Dorado Plant will be used.

Section 2.

     Those employees who had previously accrued or who will accrue, during the term of this Agreement, twelve (12) years or more Company seniority shall be entitled to a vacation accrual of four weeks (160 hours). Thereafter, and for all other employees, the maximum vacation accrual shall be as provided in
Section 1.

Section 3.

     (a) Normally, all vacations will begin with the first work day of the work week schedule.

     (b) Vacation pay shall be based upon the straight time rate of an employee's regular classification at the beginning of the vacation and will be taken in accordance with his established work schedule. If a holiday, as defined in Article VI, occurs during an employee's vacation period, the employee will receive pay for said holiday as defined in Article VI.

     (c) Each employee must take his vacation during the vacation year (January 1-December 31) in which it falls due, subject to subsections (d) and
(i) below.

     (d) If an employee is not permitted to take his vacation in any calendar year in which it is due because the Company finds it not convenient to excuse him from work, he shall be paid a sum equal to the sum to which he would have been entitled for working at his regular job based on straight-time pay at normal working schedule during the last part of that year equal to the number of weeks' vacation to which he is entitled.

     (e) Except with special permission of the Company, no employee shall be permitted to begin a vacation in any year within three (3) months of the date of the end of the vacation taken by him during the preceding calendar year, and any employee who has received pay in lieu of vacation for one (1) calendar year shall be entitled to his next annual vacation before March 1 of the following year, if it is practical for the Company to give him a vacation.

     (f) An employee who (a) resigns, (b) retires, (c) is laid off as part of a reduction in forces, or (d) is granted a military leave under the provi-sions of Article XII, at a time when he has earned vacation to that date but has not taken, nor previously received pay in lieu of, shall be paid in lieu of any vacation he has earned to that date but has not taken, nor previously received pay in lieu of.

     Computation of vacation under this section will be earned at the rate of one-twelfth (1/12th) for each month from employee's anniversary date. Sixteen
(16) or more calendar days of employment in any calendar month will be consid-ered a full month in computing vacation accruals.

     (g) An employee will not be eligible for overtime or call-out during the period beginning with the first day of his vacation and until his first scheduled work day following completion of his vacation.

     (h) In the event of the death of any employee who was then otherwise eligible for a vacation but who had not taken it, a sum of money equal to pay in lieu of such vacation shall be paid to the person(s) who shall be entitled to the personal property of such decedent.

     (i) No employee shall receive pay in lieu of vacation except as provided in Article XI, Section 2(d). However, when an employee is absent from work due to authorized occupational injury or illness, or personal sick leave, and has not returned to work by December 31, he may, at the Company's option, be permitted to take his vacation or receive vacation pay between January 1, and April 1 of the following year.

Section 4.

     The vacation schedule will be initiated January 2nd of each year for those eligible for vacation in that year. Employees shall choose their vacation periods in order of their bargaining unit seniority. The Company will, insofar as operations permit, arrange by choice and by seniority the employee's request in the vacation schedule. An employee not submitting his vacation preference within a reasonable time after being contacted will have his vacation scheduled during the year at a time convenient to the plant operations.

     Normally, a maximum of five (5) employees, (only one of the five (5) may be assigned to the Electrical/Instrumentation Group) may be on vacation at the same time.

                                ARTICLE XII
                              MILITARY LEAVE

Section 1.  Military Selective Service Act.

     The rights of employees of the Company who enter Military Service during the term of this Agreement will be governed in all respects by the Military Selection Service Act including amendments.

Section 2.  Pay in Lieu of Vacation.

     Each such employee who is entitled to a vacation under the vacation policy of the Company at the time he leaves to enter the Armed Forces, who elects not to take the vacation but to receive pay in lieu thereof, shall, upon furnishing to the Company a certificate from his commanding officer establishing the fact that he had been inducted into the military service, be paid the amount of money he would have received had he taken his vacation just prior to the beginning of his military leave.

                               ARTICLE XIII
                           PHYSICAL EXAMINATIONS

Section 1.  Periodical Examinations.

     The Company may, from time to time, require all employees to have periodical physical examinations by a doctor selected by the Company. Howev-er, such examinations shall not be used for the purpose of discriminating against an employee. Each employee shall receive his regular rate of pay for all time required to be examined as provided in this Section 1.

Section 2.  Certificate of Physical Fitness.

     In the case of an employee being absent from work due to illness or physical impairment, he may be required to present a certificate of physical fitness, signed by a licensed physician, before being readmitted to work. This rule, however, shall not limit the right of the Company to require physical examination by a physician in the Company's service in exceptional cases of constantly recurring absence from duty.

Section 3.  Dispute Resolution.

     Notwithstanding any of the provisions of Article VIII of this Agreement, in case a dispute arises over the physical fitness of an employee to return to work or continue to work, a board of three (3) physicians shall be selected; one by the Company, one by the employee, and one selected by the two so named. The decisions of the majority of this board shall be final and binding.

                                ARTICLE XIV
                         MISCELLANEOUS AND GENERAL

Section 1.  Tool Check-in Time.

     Employees will be allowed fifteen (15) minutes time to clean and check in their tools before quitting time, if such action is required by them.

Section 2.  Bulletin Board.

     The Company shall maintain at the plant entrance gate at the Chemical Plant a bulletin board which shall be designated as "Local No. 224 Bulletin Board" and shall be for the use of the Union for posting -- subject to the approval of the Company -- of any matters of interest to or affecting the business of the Union. It is understood and agreed that the posting of notices by the Union within the plant area will be on this bulletin board only and will be posted by the Chairman of the Shop Committee or his recognized representative. This bulletin board will be locked with a key, released to the Chairman of the Shop Committee and to the Company.

Section 3.  Discrimination.

     There shall be no discrimination by the Company against any employee with respect to any conditions of employment on account of his membership in this labor union, or on account of any activity undertaken in good faith in his capacity as a representative of other employees. The Union shall not discriminate against any employee who is not a member of the Union.

     Where the male gender is used in this contract, it is intended to refer to both male and female. It is a continuing policy of the Company and the Union that the provisions of this Agreement shall be applied to all employees without regard to race, color, religion, sex, physical disability, national origin, or age.

Section 4.  Wage Rate Changes.

     There shall be no change in the basic hourly wage rates set forth in Exhibit "A" to this Agreement, or in the clothing allowance set forth in Exhibit "B" to this Agreement, during the term of this Agreement.

Section 5.  Safety Provisions.

     The Company shall continue to make reasonable provisions for the safety and the health of its employees at the plant during hours of their employment. Protective devices from injury shall be provided by the Company. Employees, subject to this Agreement, will abide by safe practice rules and regulations of the Company, and failure to do so may be considered grounds for dismissal.

     No employee shall be required to perform services which, in the consid-ered judgment of the Company and the Union, seriously endanger his physical safety; his refusal to do such work shall not warrant or justify discharge. If any employee refused to perform such work, representatives of the Company and the Union shall immediately attempt to decide the safety factor. Should they be unable to agree, the decision of a representative of the Safety Department of the Company shall be obtained. If the employee still feels an unsafe condition exists, he will not be required to perform that given job, and the Company will have the work done by any means it elects.

Section 6.  Discharges.

     It is agreed by and between the Company and the Union that the Company may, without limitation upon its right to discharge an employee for any other valid reason, discharge any employee, subject to this Agreement, for the violation of any of the Company's rules or regulations, which said rules and regulations heretofore have been approved by both the Company and the Union.

Section 7.  Recess Period (Smoking).

     Where men are required to work continuously in restricted and confined areas where smoking is not permitted, the Foreman is authorized to grant a recess of not longer than ten (10) minutes to employees upon request, provid-ing in his judgment, work conditions permit; however, no employee shall be granted more than two (2) such recesses in any one (1) normal work day.

Section 8.  Jury Duty.

     Each employee of the Company who is called for service upon any grand jury, petit jury or coroner jury shall, after furnishing to his Foreman, a certificate in evidence of his jury service, be paid by the Company for each day which he serves upon said jury a sum equal to the difference between the amount he would have earned if he had been required to work for the Company on that day for the number of hours of his regular work schedule and the jury pay he received, with the provision that no such payment shall be made to an employee for jury service on any day during which, in accordance with his regular work schedule, he would not have worked for the Company.

Section 9.  Termination Pay.

     An hourly employee whose work comes within the scope of the Fair Labor Standards Act, and who has been continuously employed by the Company for one
(1) year, shall, if discharged through no fault of his own, receive a sum equivalent to forty (40) hours' straight time pay at his regular rate, based upon his normal schedule of work, and twice that amount if he has been em-ployed by the Company for a period of five (5) years. No employee shall receive such termination pay more than once in any one (1) calendar year.

Section 10.  Contract Work.

     It is agreed that any classified work covering maintenance and repair of equipment and machinery now being done by employees of the Company shall not be contracted out as long as the Company has the necessary equipment and as long as there are qualified men available to do the work.

Section 11.  Technical and Supervisory Employees.

     The Company may use technical and supervisory employees to install temporary test equipment to be used in evaluating conditions and/or perfor-mance of plant facilities.

Section 12.  Minor Maintenance.

     It is agreed that Operating Department personnel will perform minor maintenance functions. Minor maintenance functions shall be similar in scope but not limited to the following examples:

     1.   Tightening loose mechanical connections.

     2.   Tightening leaking packing.

     3.   Changing instrument charts.

     4.   Tightening piping fittings to stop minor leaks.

     5.   Changing light bulbs.

     6.   Hooking up loading and unloading lines.

Section 13.  Minor Operating Functions.

     Maintenance personnel may perform minor operating functions when re-quested by production supervision, but only when accompanied by a qualified member of the operations group. Typical example: Assisting in closing or opening large block valves that are difficult for one person to handle.

                                ARTICLE XV
                           VALIDITY OF CONTRACT

     If any court shall hold any provision of this contract invalid, such decision shall not invalidate the other provisions.

                                ARTICLE XVI
                                  NOTICE

     Any notice to the Company provided herein may be given by depositing same in the U.S. Mail in a sealed envelope, registered, postage prepaid, and addressed to:

          El Dorado Chemical Company
          P.O. Box 231
          El Dorado, Arkansas  71731
          Attention: Plant Manager

     Any notice to be given to the Union may be given by depositing same in the U.S. Mail in a seal envelope, registered, postage prepaid, and addressed to:

          Recording Secretary
          International Association of Machinists
          and Aerospace Workers, AFL-CIO,
          Local No. 224
          Box 1332
          El Dorado, Arkansas

     A copy of notices should be likewise mailed to:

          President, International Association of
            Machinists and Aerospace Workers
          AFL-CIO Machinists Building
          9000 Machinist Place
          Upper Marlboro, Maryland  20772-2687

                               ARTICLE XVII
                               FUNERAL LEAVE

     Any employee in the bargaining unit shall be allowed to be absent from work to arrange for or attend the funeral of any one of the relatives of the employee hereinafter stated:

     (a) If the deceased relative was the husband, wife, child, father, mother, brother, sister, grandfather, grandmother, or grandchild of the employee, the employee shall be permitted to be absent from work for a period not to exceed two (2) continuous days. One of these days shall be the day of the funeral. The other day may be the day before the funeral or the day after the funeral. If either or both of these days are scheduled working days, he shall be allowed pay for the day(s) off during his regular working schedule.

     (b) If the deceased relative was the father-in-law, mother-in-law, brother-in-law, sister-in-law, son-in-law, or daughter-in-law of the employee, the employee shall be permitted to be absent from work with pay for the purposes stated for one (1) scheduled working day if the funeral is held on a scheduled working day. Brother-in-law and sister-in-law will be interpreted as (i) the spouse of an employee's brother or sister; (ii) the brother or sister of an employee's spouse; or (iii) the spouse of an employee's spouse's brother or sister.

     (c) If, to attend the funeral for the deceased relative, the employee travels to a point more than 100 miles from El Dorado, Arkansas, he shall be allowed such leave for an additional day with pay.

     The pay for each day's leave which the employee receives under the provisions of this Article shall be a sum equal to straight time for his regular schedule of work on the day involved. There shall be no duplication of payment under provisions of this Article for any other employee benefits such as vacation pay, holiday pay, or sickness benefits payments.

     Any request for such time off with pay based on false statements will subject the employee making the request to immediate disciplinary action or discharge.

                               ARTICLE XVIII
                              GROUP INSURANCE

     The Company agrees to provide group insurance benefits. Employees participating in these plans will be furnished a booklet explaining the provisions of the agreements.

Section 1.  Group Insurance and Retirement.

     Effective with the date of this Agreement the Company and employees will share the cost of employee and employee dependent group insurance coverage on the following basis:

                                Company 75%
                               Employee 25%

     Effective with the date of this Agreement the Company agrees to pay the cost of employee long-term disability insurance and basic life insurance.

     Dental insurance coverage will be made available as an option. The employee may elect to purchase the insurance by paying the premium each month, or by increasing the deductible amounts of the current group medical plan.

     The Savings Incentive Plan for Employees, adopted effective December 1, 1985, shall be continued during the term of this Agreement.

                                ARTICLE XIX
                           NO STRIKE OR LOCKOUT

     There shall be no strike, sympathy strike, or lockout during the term of this Agreement for any reason.

                                ARTICLE XX
                           SERVICE WITH COMPANY

     The Company shall honor previous service at the El Dorado Chemical Company for purposes of seniority and vacation eligibility only. Previous service at the plant, or any predecessor of the Company, shall not be credited for purposes of pension benefits.

                                ARTICLE XXI
                              RETIREMENT AGE

     The mandatory retirement age for employees shall be in accord with federal law.

     The seniority of each employee whose services are terminated under the provisions of this Article shall cease as of the date of such retirement.

     IN WITNESS HEREOF, this instrument is executed on the 5th day of August, 1995, to be effective as of August 5, 1995, at 12:01 a.m.

                              EL DORADO CHEMICAL COMPANY


                              By:_____________________________________
                                  R.L. Milliken, Plant Manager


                              INTERNATIONAL ASSOCIATION OF MACHINISTS
                              AND AEROSPACE WORKERS AFL-CIO, LOCAL NO.
                              224


                              By:______________________________________
                                  F.D. Haydon, Grand Lodge
                                 Representative


                              Members of the Shop Committee:

                              ________________________________________
                              Jim McKnight

                              ________________________________________
                              Todd Lambert

                              ________________________________________
                              Don Fletcher

                              ________________________________________
                              Wayne Husbands

                              ________________________________________
                              Alan Barker
                                EXHIBIT "A"

                          BASIC HOURLY WAGE RATE


Classification                8/5/95    8/5/96    8/5/97

*"A" Mechanic                 $15.79    $16.22    $16.71
*"B" Mechanic                 $15.09    $15.50    $15.97
*"C" Mechanic                 $14.73    $15.14    $15.59
*"D" Mechanic                 $11.06    $11.36    $11.70
*"E" Mechanic-New Hire            **        **        **
*(First 180 Days)
** Rate of pay determined by Company on basis of employees qualifications.

     The Company shall have the right to select and appoint employee(s) as Lead. In addition to the regular work of their classification, a Lead may be assigned to train, assist, assign employees, carry out the instructions of supervision, and to perform any other duties pertaining to the maintenance department, which may be assigned by management. The selection of Lead personnel and the duration of their appointment is within the sole discretion of management. While so assigned, Lead(s) shall receive a premium of one dollar ($1.00) above their regular hourly rate.



                                EXHIBIT "B"

                            CLOTHING ALLOWANCE


     In addition to the hourly rates set forth in Exhibit "A", there shall be paid a clothing allowance of each hour worked, as indicated below:

                            Clothing Allowance
                                 Per Hour
                                   $.09

All Maintenance Personnel

     Effective August 5, 1995, through the term of this Agreement the cloth-ing allowance will be sixteen cents ($.16) per hour worked by an employee.

                                EXHIBIT "C"
                                  Part 1

                    RECOGNIZED MAINTENANCE WORK GROUPS

Group I - Mechanical

     Includes work ordinarily done by:

                            Pipefitter, Plumber
                            Welder, Lead Burner
                            Heavy Duty Operator
                                  Rigger
                                 Machinist
                             General Mechanic
                            Tank Car Repairman
                                 Carpenter
                                  Painter
                    Mason, Insulator, Concrete Finisher


Group II - Electrical/Instrumentation

     Includes work ordinarily done by:

                                Electrician
                           Instrument Repairman


                                EXHIBIT "D"

                    EMPLOYEE DUES AUTHORIZATION LETTER


DATE:__________________________

TO:  EL DORADO CHEMICAL COMPANY
     El Dorado, Arkansas

     Until further notice, you are hereby requested and authorized to deduct from wages due me, and payable on the first regular pay day of each month, the sum equal to my monthly dues as set by Local 224, IAM & AW, AFL-CIO, for my account on or before the end of the month during which deductions are made.

     "Contributions or gifts to Local Lodge 224, International Association of Machinists and Aerospace Workers are not deductible as charitable contribu-tions for federal income tax purposes. However, they may be tax deductible under other provisions of the Internal Revenue Code."

___________________________________________________________________
Employee



                      AMERICANS WITH DISABILITIES ACT
                          LETTER OF UNDERSTANDING

The Company and Union recognize the provisions of the American's with Disabil-ities Act may impact the terms of this Agreement, and thus agree to discuss each instance individually in order to reach a mutual understanding.

Dated this 5th day of August, 1995.


EL DORADO CHEMICAL COMPANY


By:_________________________________
   R.L. Milliken, Plant Manager


INTERNATIONAL ASSOCIATION OF MACHINISTS AND
AEROSPACE WORKERS AFL-CIO, LOCAL NO. 224


By:_________________________________
   F.D. Haydon, Grand Lodge
   Representative


Members of the Shop Committee:

____________________________________
Jim McKnight

____________________________________
Todd Lambert

____________________________________
Don Fletcher

____________________________________
Wayne Husbands

____________________________________
Alan Barker



                            SHIFT DIFFERENTIAL
                          LETTER OF UNDERSTANDING

Effective August 5, 1995, in addition to the foregoing hourly rates, employees who are regularly assigned to a specific shift shall be paid a shift differen-tial of forty cents ($.40) for each hour worked on the evening shift and eighty cents ($.80) for each hour worked on the graveyard shift. For payroll purposes, employees who are regularly assigned to a three shift rotating schedule shall receive shift pay averaged over all three shifts (forty cents ($.40) per hour).

NOTE: Maintenance personnel who are not regularly assigned on a rotating shift basis or to the evening or graveyard shift will receive shift differen-tial in accordance with the August 3, 1989, Letter of Understanding (regarding turnarounds and major maintenance projects).


EL DORADO CHEMICAL COMPANY


By:_________________________________
   R.L. Milliken, Plant Manager


INTERNATIONAL ASSOCIATION OF MACHINISTS AND
AEROSPACE WORKERS AFL-CIO, LOCAL NO. 224


By:_________________________________
   F.D. Haydon, Grand Lodge
   Representative

Members of the Shop Committee:

____________________________________
Jim McKnight

____________________________________
Todd Lambert

____________________________________
Don Fletcher

____________________________________
Wayne Husbands

____________________________________
Alan Barker




                                 AGREEMENT


                                  between


                        EL DORADO CHEMICAL COMPANY
                  CENTRAL CITY, KENTUCKY AREA WORK GROUP


                                    and


                      UNITED STEELWORKERS OF AMERICA
                                AFL-CIO-CLC





                        Effective November 1, 1995

                                  through

                             October 31, 1998
                                   INDEX


AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE I
RECOGNITION OF UNION . . . . . . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE II
PAYROLL DEDUCTION OF UNION DUES. . . . . . . . . . . . . . . . . . . . . .1

ARTICLE III
MANAGEMENT RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

ARTICLE IV
WAGES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

ARTICLE V
HOURS OF WORK AND OVERTIME . . . . . . . . . . . . . . . . . . . . . . . .3

ARTICLE VI
GRIEVANCE PROCEDURE. . . . . . . . . . . . . . . . . . . . . . . . . . . .4

ARTICLE VII
ARBITRATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4

ARTICLE VIII
SAFETY AND SECURITY. . . . . . . . . . . . . . . . . . . . . . . . . . . .5

ARTICLE IX
STRIKES AND LOCKOUTS . . . . . . . . . . . . . . . . . . . . . . . . . . .5

ARTICLE X
HOLIDAYS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

ARTICLE XI
VACATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7

ARTICLE XII
SENIORITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7

ARTICLE XIII
MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8

ARTICLE XIV
DURATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

APPENDIX "A" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

APPENDIX "B" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

                             A G R E E M E N T


     This Agreement entered into the 1st day of November, 1995, by and between the CENTRAL CITY, KENTUCKY AREA WORK GROUP, EL DORADO CHEMICAL COMPANY (hereinafter referred to as the "Company"), and the UNITED STEELWORKERS OF AMERICA, AFL-CIO-CLC (hereinafter referred to as the "Union").

                           W I T N E S S E T H :

     That in consideration of the mutual and reciprocal promises of the parties hereto, the parties covenant and agree as follows:


                                 ARTICLE I
                           RECOGNITION OF UNION

     The Company recognizes the Union as the sole collective bargaining agency with respect to rates of pay, wages, hours, and other conditions of employment for all employees on the hourly payroll at its Central City Area Work Group, but excluding all office, clerical, technical, and professional employees, guards, and supervisors.


                                ARTICLE II
                      PAYROLL DEDUCTION OF UNION DUES

     SECTION 1. The Company will deduct membership dues, including initia-tion fees during the first month of membership in the Union and each month thereafter from the last pay received each month for the current month's dues of such members of the Union as individually certify to the Company in writing that they authorize such Union dues deduction. The deduction will continue for one (1) year or for the term of the contract, whichever is less, unless revoked by the terms of the check-off authorization.

     The dues and initiation fee shall be forwarded after the first payroll period in each month to the International Treasurer, at the address which he authorizes for this purpose. Notification of a change in address for forward-ing of dues and initiation fees must be received by registered mail one month in advance of the change by the International Treasurer's office.

     SECTION 2. The Union shall indemnify, defend, and save the Company harmless against any and all claims, demands, suits, or other forms of liabil-ity that shall arise out of or by reason of action taken by the Company under
Section 1, or upon a wage deduction authorization submitted under Section 2.


                                ARTICLE III
                             MANAGEMENT RIGHTS

     The Union expressly recognizes that the Company has the exclusive responsibility for and authority over (whether or not the same was exercised heretofore) the management, operation, and maintenance of its facilities and, in furtherance thereof, has, subject to the terms of this Agreement, the right to determine policy affecting the selection, hiring, and training of employ-ees; to direct the work force and to schedule work; to institute and enforce reasonable rules of conduct, to assure discipline, and efficient operation; to determine that work is to be done, what is to be produced and by what means; to determine the quality and quantity of workmanship; to determine the size and composition of the work force; to determine the location of the business, including the establishment of new locations or departments, divisions, or subdivisions thereof; to arrange for work to be done by other companies or other divisions of the Company; to alter, combine, or eliminate any classifi-cation, operation, service, or department; to sell, merge, or discontinue the business or any phase thereof; provided, however, in the exercise of these prerogatives, none of the specific provisions of the Agreement shall be abridged.

     The Company will not use the vehicle of subcontracting for the sole purpose of laying off employees or reducing the number of hours available to them.


                                ARTICLE IV
                                   WAGES

     SECTION 1.     Rates of Pay.

     A wage schedule setting for the rates of pay of the various classifica-tions is attached hereto as Appendix "A". The listing of classifications is for purpose of establishing a pay rate and does not constitute a job descrip-tion.

     SECTION 2.     Reporting Pay.

     An employee who reports for work at his regular starting time and who has not been given at least four (4) hours previous notice not to report, shall receive a minimum of four (4) hours' work, or four (4) hours' straight-time pay in lieu thereof, unless the Company is prevented from giving such notice by acts of God or other conditions beyond its control. Contact or attempted contact by telephone at the number listed by the employee with the Company will be considered as notice as referred to above in this Section.

     SECTION 3.     Call-In Pay.

     When an employee is called in to work at any other time other than his designated or scheduled shift, he will be given not less than four (4) hours' work at one and one-half (1-1/2) his regular rate. If such work does not extend for four (4) hours, he, nevertheless, shall be paid four (4) hours at one and one-half his regular rate.


                                 ARTICLE V
                        HOURS OF WORK AND OVERTIME

     SECTION 1. For the purpose of computing pay for an employee, the work week shall begin at 11:00 p.m. Sunday and end at 11:00 p.m. the following Sunday. The normal work day shall be eight (8) hours of work per day and a designated thirty (30) minute unpaid lunch period. The normal work week shall be forty (40) hours per week during a five (5) day period.

     Nothing in this Article V shall be construed as a guarantee of work or a limit of work.

     SECTION 2. The normal work week shall be Monday through Friday, and the normal working hours shall be scheduled by management. It is understood that the above-mentioned days and hours are normally scheduled days and hours, and that the Company has the right to change the days and hours of work, subject to the needs of the operation, recognizing that it is a service organization.

     For the purpose of entitlement to shift differential pay, shift sched-ules are defined in Appendix "B".

     Recognizing that the Company is a service organization, employees shall be paid the appropriate shift differential pay according to Appendix "B".

     SECTION 3. One and one-half (1-1/2) times the regular rate will be paid for:

          (a) All work performed in excess of eight (8) hours in a work day, unless, pursuant to Sections 2 and 4, the work week or work days are for different periods of time or hours of work;

          (b) All work performed in excess of forty (40) hours in a work week;

          (c)  Work performed on Saturday and Sunday.

It is provided however, that only the straight-time rate will be paid for Saturday and Sunday work for:

          (a) The number of hours an employee misses from his normal work week of Monday through Friday because of personal reasons; and

          (b) For the hours worked by an employee who is normally sched-uled to work on Saturday and Sunday.

     SECTION 4. It is understood that the above-mentioned days and hours are the normal scheduled days and hours, and that the Company has the right to change the days and hours of work.

     SECTION 5. In no case will overtime be paid twice for the same hours worked.

     SECTION 6. No employee will be called off his regular shift for the sole purpose of avoiding the payment of overtime.


                                ARTICLE VI
                            GRIEVANCE PROCEDURE

     SECTION 1. Any employee may discuss with his or her supervisor any complaint or other matter which he feels requires adjustment. Should they fail to reach a settlement, the complaint may be treated as a grievance, provided the difference arises over the interpretation, application, or compliance of any article or section of this Agreement.

                                  Step 1

     The aggrieved employee shall submit his grievance in writing to the Services Manager or designated representative stating the article and/or sections violated. In order to be valid, the complaint shall be submitted within five (5) days after occurrence of the basis of the grievance. The Services Manager or designated representative shall render his decision, in writing, within ten (10) working days following presentation of the grievance.

                                  Step 2

     If the grievance is not settled by the Services Manager or designated representative, the aggrieved employee and/or his steward, representative of International Union, designated representative, or Grievance Committee, shall submit the grievance to the Manager of Blasting Services or his designated representative within ten (10) days after receiving the Services' Manager or designated representative's answer. The Manager of Blasting Services or his designated representative shall have fifteen (15) days to submit his answer to the grievance.


                                ARTICLE VII
                                ARBITRATION

     If the Manager of Blasting Services' or his designated representative's answer does not satisfactorily settle the grievance and the aggrieved employee desires to proceed to arbitration, he may do so provided he notifies the Manager of Blasting Services or his designated representative within thirty
(30) days after receiving the Manager of Blasting Services or his designated representative's reply to the grievance.

     In the event the Company and the Union are unable to agree on an arbi-trator, they shall jointly request the Federal Mediation and Conciliation Service to submit a panel of seven (7) arbitrators. The Company shall strike three (3), the Union shall strike three (3), with the remaining member to be designated as the arbitrator.

     The arbitrator shall not have the power to add to, subtract from, or modify any of the terms of this Agreement.

     The decision of the arbitrator shall be final and binding on both parties. Each party shall bear its own expenses in connection with such arbitration, and the expenses of the arbitrator shall be borne equally by the Company and the Union.

     Wage rates and classifications will not be the subject of arbitration.

     Unless it is mutually agreed otherwise, only one (1) grievance will be arbitrated at the same hearing.


                               ARTICLE VIII
                            SAFETY AND SECURITY

     SECTION 1. All employees are required to follow the Company safety rules and working procedures and are to report or correct any unsafe acts or conditions to his or her supervisor.

     Likewise, employees will participate in keeping the work place in a safe condition by practicing good housekeeping methods.

     SECTION 2. For safety and security reasons, all visitors to the job site must be properly approved by the Services Manager. All visitors will be logged in and instructed concerning Company safety rules.

     SECTION 3. The Company shall continue to make reasonable provisions for the safety and the health of its employees during their hours of employment. Protective devices, including goggles, gloves, first-aid facilities, and other articles necessary to properly safeguard the health of the employees and protect them from injury shall be provided by the Company. This does not include shoes, uniforms, or safety and prescription glasses, which shall be the obligation of the employee. The Company will provide an annual protective equipment allowance of One Hundred Thirty-Three and 00/100 Dollars ($133) each contract year, effective the signing date of this Agreement. Commencing with the contract year 1996 and thereafter, the Company will provide the annual protective equipment allowance on the anniversary date of each individual employee and each employment date anniversary thereafter.


                                ARTICLE IX
                           STRIKES AND LOCKOUTS

     The Union agrees that there shall be no strike, sympathy strike, slow-downs, or other interruption of work by any of its employees during the term of this Agreement.

     The Company agrees that there shall be no lockouts during the term of this Agreement.


                                 ARTICLE X
                                 HOLIDAYS

     The following days will be observed as holidays:

                              New Year's Day
                               Memorial Day
                             Independence Day
                                 Labor Day
                             Thanksgiving Day
                               Christmas Day
                            Employee's Birthday
                            Three optional days

     When a holiday falls on Saturday, the preceding Friday will be observed as the holiday.

     When a holiday falls on Sunday, the following Monday will be observed as the holiday.

     The three (3) optional holidays will be selected by the Company. The Company will provide the Employees with no less than thirty (30) days notice in advance of the selected dates for the three (3) optional holidays.

     Each employee will be paid a holiday bonus equal to eight (8) hours of straight-time pay on each holiday. However, this payment will not be made if he/she is:

          (a) Scheduled to work on the holiday and fails to report to work without permission;

          (b)  On leave of absence;

          (c)  On lay off and not on payroll.

     If it is necessary to work on a holiday, an employee will be paid time and one-half (1-1/2) for all hours worked in addition to his holiday bonus.

     Holiday time paid for but not worked shall be counted as time worked in computing overtime over forty (40) hours in a work week.

     To be eligible for holiday pay, an employee must work the scheduled work day before and the scheduled work day after the holiday, unless excused.


                                ARTICLE XI
                                 VACATIONS

     An employee must complete one (1) year of continuous active service before becoming eligible for a vacation with pay or pay for any vacation credit. If hired on or before the 15th day of the month, it will be consid-ered that the whole month was worked. If hired after the 15th of the month, it will not be considered as a month worked.

     Each employee shall receive a paid vacation each year in accordance with the following rules:

          (a) January 1 of each year is the official beginning of the vacation period for purposes of scheduling and taking vacation.

          (b) The employee's date of hire will be used for purposes of calculating accrued vacation.

          (c)  Vacations may not be carried over from one year to the next.

          (d)  Those employees who have continuous length of service of one
     (1) through five (5) years shall receive a vacation with pay of two (2) weeks (80 hours).

          (e)  Those employees who have continuous length of service of six
     (6) years or more shall receive a vacation with pay of three (3) weeks (120 hours).

     It may be necessary to schedule vacations for all employees at the same time to meet customer service schedules. If so, employees will be notified as soon as practicable to do so.

     All vacations must be scheduled with the Services Manager and are subject to his approval. It may be necessary to limit the number of employees scheduling vacations at any one time to meet customer service schedules.


                                ARTICLE XII
                                 SENIORITY

     SECTION 1.     Seniority.

               The Company recognizes the principle of seniority. Employ-ees who have the greatest time of service in the employment of the Company shall have preference in retention or regaining employment in case of any curtailment or expansion of operations, subject to the individual qualifica-tion of each employee.

     SECTION 2. Employees shall be assigned, promoted, demoted, transferred, laid off, and recalled in accordance with skill, ability, and fitness except that where two or more employees have the same foregoing qualifications, seniority shall be the determining factor.

     SECTION 3.     Probationary Period.

     New employees shall not be considered regular employees of the Company until after a probationary period consisting of sixty (60) calendar days in any consecutive 120-day period. During such period, the Company shall have the right to discharge such probationary employee for any reason, which decision shall not be subject to the grievance and arbitration procedures. Employees retained after the probationary period acquire seniority status dating from the first day of employment.

     SECTION 4.     Loss of Seniority.

     An employee shall lose his seniority and will be taken off the seniority list if:

          (a)  He quits;

          (b)  He is discharged for cause; or

          (c)  He is on lay off for a period in excess of one (1) year.

     SECTION 5.     Reemployment After Lay Off.

     Each employee on lay off shall be notified by the Company of the first opportunity for reemployment, such notice of recall to be given in writing by registered mail, return receipt requested, to such employee's last known address filed with the Company. Any employee who fails to accept an offer for reemployment within five (5) days after receipt of notice by registered mail shall thereupon forfeit his seniority rights with respect to employment.

     The rights of an employee otherwise eligible for recall shall expire after one (1) year or length of previously accrued service, whichever is less, from the date of lay off.


                               ARTICLE XIII
                               MISCELLANEOUS

     SECTION 1.     Jury Duty.

     The Company will pay to an employee performing jury duty requiring absence from his regularly scheduled work the difference between what would have been the employee's regular straight-time rate of pay (maximum: eight (8) hours per day) during such absence and the amount received by the employee for such jury service.

     SECTION 2.     Funeral Leave.

     An employee having a death in his immediate family shall be given two
(2) scheduled work days off with pay at his regular straight-time hourly rate to attend the funeral. A third day at his regular straight-time rate will be given when a distance of more than one hundred (100) miles is required to attend the funeral. Time paid for while on funeral leave shall count as time worked for purposes of computing overtime.

     The "immediate family," as used herein, shall mean and include spouse, children, parents, brothers, sisters, grandmother, grandfather, grandparents-in-law, spouse's sisters and brothers, and parents-in-law of the employee.

     SECTION 3.     Legality.

     In the event that any provision of this Agreement shall, at any time, be declared invalid by any court of competent jurisdiction, the decision shall not invalidate the entire Agreement; it being the express intention of the parties that al other provisions shall remain in full force and effect.

     SECTION 4.     Break Periods.

     Break periods will be of ten (10) minutes duration, twice per shift. An unpaid mealtime of thirty (30) minutes duration will be scheduled.

     SECTION 5.     Non-discrimination.

     The Company and the Union agree that there will be no discrimination in hiring or advancement because of race, creed, color, sex, age, national origin, or physical disability.

     SECTION 6.     Sickness Benefits.

     The Company agrees to provide group insurance benefits as submitted in draft form to the Union's committee during negotiations. Effective with the date of the Agreement, the Company and the employees will share the cost of employee and dependent group medical insurance on the following basis:

          Company will contribute an amount equal to seventy-five percent (75%) and each employee will contribute twenty-five percent (25%) of an amount to be determined as of each November 30, on the basis of employee and dependent group medical insurance utilization costs for the preced-ing fiscal year.

          Effective with the date of the Agreement, the Company will pay the entire premium cost of Long Term Disability and Life Insurance for employees.


                                ARTICLE XIV
                                 DURATION

     This Agreement shall become effective on the 1st day of November, 1995, and shall remain in full force and effect to and including the 30th day of October, 1998, and shall continue in full force and effect from year to year thereafter unless either party to this Agreement desires to change or modify any of the terms or provisions of the Agreement. The party desiring the change or modification must notify the other party to this Agreement in writing, at the address given below, not less than sixty (60) days and not more than seventy-five (75) days prior to any subsequent anniversary date hereof. Should either party to this Agreement serve such notice on the other party, a joint conference of the Company and the Union shall commence not later than thirty (30) days prior to the expiration date in the year in which the notice is given.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized representatives as of the day and year first above written.


EL DORADO CHEMICAL, INC.           UNITED STEELWORKERS OF AMERICA
CENTRAL CITY, KENTUCKY AREA        AFL-CIO-CLC
WORK GROUP
c/o LSB Industries                      District 35
P.O. Box 754                            205 E. Reynolds Rd., Suite E
Oklahoma City, Oklahoma  73101               Lexington, Kentucky  40517


   By:    __________________________________
_____________________________________
                                   George F. Becker, Int'l President

__________________________________
_____________________________________
                                   Leo W. Gerard, Int'l Secretary-
                                   Treasurer
__________________________________

_____________________________________
                                   Richard H. Davis, Int'l V.P.
                                   (Administration)


______________________________________
                                   Leon Lynch, Int'l V.P.
                                   (Human Affairs)


______________________________________
                                   David Wilson, Director, Dist. 8


______________________________________
                                   Claude Hall, Sub Dist. Director


______________________________________
                                   Frank D. Pittman, Staff Rep.


                                   LOCAL UNION COMMITTEE:


______________________________________


______________________________________


______________________________________

                               APPENDIX "A"


CLASSIFICATION                BASIC HOURLY WAGE RATE

                         EFFECTIVE      EFFECTIVE      EFFECTIVE
                         11/01/95       11/01/96       11/01/97


Shift Leader             $11.00         $11.25         $11.50
Operator A               $10.75         $10.90         $11.00
Operator                 $10.37         $10.55         $10.75
Junior Operator          $ 8.30         $ 8.30         $ 8.30
Probationary Operator    $ 7.30         $ 7.30         $ 7.30

     Employees who successfully complete their probationary period as provid-ed in Article XII shall then be classified as Junior Operator and paid the rate of pay listed above for such classification. Upon completion of one (1) year of active service, such employee shall be considered for advancement to higher paying classifications in accord with the provisions of Article XII, Seniority, Sections 1 and 2. The Company shall have the right to give credit for previous experience or qualifications and to advance employees on that basis.

Shift Leader:

     The Company may, in its sole discretion, designate an Operator as a Shift Leader within the production group. The determination to select or retain an individual in this capacity and the qualifications therefore will be made solely by the Company.

     In addition to the duties of the Operator, all individuals selected as Shift Leaders will have the following duties:

     Responsible to convey instructions from management to a group of workers as set up by management. Also works as part of the group; fills in and performs any job necessary to expedite work flow. Works from general instructions of the supervisor to schedule or assign work to individual operators in accordance with their skills and responsibilities and to maintain quality and quantity standards. Checks, reviews and expedites work flow. Detects faulty operations or defective material and reports these and other operating conditions to management. Instructs and trains new employees in proper work methods, quality, performance standards, safety regulations, etc. Shift leaders will have no supervi-sory authority to hire, fire, promote, demote, discipline, or effective-ly recommend such action. They will only have the authority to pass on orders issued by a supervisor.

                               APPENDIX "B"

     The first shift consists of an eight (8) hour work period during any twenty-four (24) hour period, with starting times between 4:00 a.m. through 11:59 a.m.

     The second shift consists of an eight (8) hour work period during any twenty-four (24) hour period, with starting times between 12:00 noon through 7:59 p.m.

     The third shift consists of an eight (8) hour work period during any twenty-four (24) hour period, with starting times between 8:00 p.m. through 3:59 a.m.

     Those employees who are regularly assigned to the second shift schedule shall receive, in addition to their regular hourly rate of pay, a differential of fifteen cents ($.15) for each hour worked during each such eight (8) hour shift.

     Those employees who are regularly assigned to the third shift schedule shall receive, in addition to their regular hourly rate of pay, a differential of thirty cents ($.30) for each hour worked during each such eight (8) hour shift.